                                                                  Exhibit (h)(1)

                      TRANSFER AGENCY SERVICES AGREEMENT
                      ----------------------------------


     THIS AGREEMENT is made as of September 24, 2001 by and among PFPC
INC., a Massachusetts corporation ("PFPC"), PACIFIC LIFE INSURANCE COMPANY, a life insurance company domiciled in California ("Pacific Life") and PACIFIC FUNDS, a Delaware business trust (the "Fund").

                                 W I T N E S S E T H:

     WHEREAS, Pacific Life has entered into an Administration Agreement dated June 13, 2001 with the Fund pursuant to which Pacific Life is authorized to procure transfer agency, registrar, dividend disbursing and related shareholder services for the Fund and each of its Portfolios (the "Administration Agreement"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Pacific Life wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent with respect to the Fund's investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Definitions.  As Used in this Agreement:
      ---------------------------------------

(a)   "1933 Act" means the Securities Act of 1933, as amended.
      ----------

(b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.
      ----------

(c)   "Authorized Person" means any officer of the Fund and any other person
      -------------------
      duly authorized
by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by the parties hereto.

(d)  "CEA" means the Commodities Exchange Act, as amended.
     -----

(e)  "Financial Intermediary" shall mean any investment advisor, broker-dealer,
     -----------------------
     financial planner or any other person authorized by a Shareholder or the Fund to act on behalf of a Shareholder.

(f)  "Oral Instructions" mean oral instructions received by PFPC from an
     -------------------
     Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(g)  "SEC"  means the Securities and Exchange Commission.
     -----

(h)  "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the
     -----------------
     CEA.

(i)  "Shares"  mean the shares of beneficial interest of any series or class of
     --------
     the Fund.

(j)  "Written Instructions" mean (i) written instructions signed by an
     ----------------------
     Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.  Appointment.  The Fund hereby appoints PFPC to serve as transfer agent,
    -----------
registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

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

3.  Delivery of Documents.  The Fund or Pacific Life has provided or, where
    ---------------------
applicable, will provide PFPC with the following:

(a) At PFPC's request, certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

(b)  A copy of the Fund's most recent effective registration statement;

(c) A copy of the advisory agreement with respect to each investment Portfolio of the Fund;

(d) A copy of the distribution/underwriting agreement with respect to each class of Shares of the Fund;

(e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

(f) Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund or a Portfolio;

(g) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized; and

(h) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4.  Compliance with Rules and Regulations.  PFPC undertakes to comply with all
    -------------------------------------
applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. In addition, PFPC shall act in accordance with the Declaration of Trust, by-laws, and registration statement of the Fund on file with the Securities and Exchange Commission ("SEC"), as amended from time to time ("Registration Statement"), the policies and procedures adopted by the Board of Trustees of the Fund (the "Board"), and with the instructions of the Board. PFPC represents that it is currently registered with the appropriate federal agency for the registration of transfer agents and that it will remain so registered and able to conduct such activities for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any change in its status as a registered transfer agent. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by Pacific Life, the Fund or any other entity.

5.   Instructions.
     ------------

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c) The Fund (or Pacific Life on behalf of the Fund) agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral

     Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to Pacific Life or the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with such Oral or Written Instructions and the other provisions of this Agreement.

6.   Right to Receive Advice.
     -----------------------

(a)  Advice of the Fund.  If PFPC is in doubt as to any action it should or
     ------------------
     should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b)  Advice of Counsel.  If PFPC shall be in doubt as to any question of law
     -----------------
     pertaining to any action it should or should not take, PFPC may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of
     PFPC).

(c)  Conflicting Advice.  In the event of a conflict between directions or
     ------------------
     advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. PFPC shall promptly notify Pacific Life and the Fund in the event such advice is inconsistent with Oral or Written Instructions PFPC receives from the Fund or Pacific Life.

(d)  Protection of PFPC.  PFPC shall be protected in any action it takes or does
     ------------------
     not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

7.  Records; Visits.  The books and records pertaining to the Fund, which are in
    ---------------
the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, Pacific Life and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of Pacific Life or the Fund, copies of any such books and records shall be provided by PFPC to Pacific Life or the Fund or to an Authorized Person, at the Fund's expense. Upon reasonable notice by the Fund, PFPC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the Fund.

8.  Confidentiality.
    ---------------

(a) Each party shall keep confidential any information of each other party ("Confidential Information"). Confidential Information shall include:

     (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund, Pacific Life or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

    (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund, Pacific Life or PFPC a competitive advantage over its competitors;

    (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable;

    (iv) all books and records of the Fund and each Portfolio relating to the Fund and its shareholders, including broker-dealer or other sales relationships;

    (v) all non-public personally identifiable financial and/or health information ("NPI"), as defined in federal and state law, regarding consumers, customers, former customers and/or their beneficiaries; and

    (vi)  anything designated in writing as confidential.

(b) Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it:

    (i)   is already known to the receiving party at the time it is obtained;

    (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

    (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

    (iv) is released by the protected party to a third party without restriction;

    (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party prior written notice of such requirement, to the extent such notice is permitted);

    (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party under this Agreement; or

    (vii) has been or is independently developed or obtained by the receiving party.

     Further, each party may share Confidential Information with such party's counsel, accountants and other service providers to the extent reasonably necessary to (A) facilitate compliance with applicable legal and regulatory requirements and financial reporting obligations, and (B) otherwise fulfill the obligations of each party hereunder and the goals of this Agreement.

     With respect to item (iv) of this section 8(b), each party further agrees to establish and maintain administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the NPI. At the request of the party that owns the NPI, or in the absence of such request, upon termination of this Agreement, the other party shall promptly return all NPI which has been provided to it, or dispose of such NPI in a manner agreed upon by the parties.

(c) No party shall use the Confidential Information of any other party for any purpose whatsoever, except as expressly contemplated under this Agreement.

9.  Cooperation with Accountants.  PFPC shall cooperate with the Fund's
    ----------------------------
independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10.  PFPC System.
     -----------

(a) Subject to the terms of Section 1.2 of Exhibit E of this Agreement, PFPC shall retain title to and ownership of (i) any and all data bases, computer programs, screen formats, report formats and interactive design techniques utilized by PFPC in connection with the services provided by PFPC to the Fund; (ii) derivative works, inventions, discoveries, patentable or copyrightable matters, concepts and expertise that (A) are created, developed, conceived and/or implemented by anyone and incorporated into the items set forth in subitem (i) of this sentence, any future release of such items or any other computer program developed by PFPC to be used with such items or (B) are created, developed and/or conceived by PFPC or its affiliates or agents; and (iii) all patents, copyrights, trade secrets, and other related legal rights related to the foregoing (the "PFPC System") and, except as otherwise expressly set forth herein, in no event will Pacific Life or the Fund have any right, title or interest in or to the PFPC System. Notwithstanding the foregoing, (i) at no time will PFPC receive title to or ownership of the Fund's books and records as described in Section 7 herein, Pacific Life's books and records, the Fund's and/or Pacific Life's web site(s), if any, or any other intellectual property of the Fund or Pacific Life provided to PFPC under this Agreement (the "Fund Property"), (b) the Fund, Pacific Life or the applicable licensor shall retain title to and ownership of all such Fund Property, and, (c) except as otherwise expressly set forth herein, in no event will PFPC have any right, title or interest in or to the Fund Property.

(b) Software application changes to the PFPC System which are requested by the Fund or Pacific Life shall be treated by the parties as agreed to from time to time in writing by (i) PFPC and (ii) the Fund and/or Pacific Life.

(c) Notwithstanding the above, PFPC agrees that Pacific Life, the Fund and/or its or their employees and agents, shall be free to use and employ their general know-how, skills, and expertise, and to use, disclose, and employ any generalized ideas, concepts, know-how, methods, techniques or skills gained or learned during the course of any services performed hereunder, subject to their obligations respecting PFPC's Confidential Information pursuant to Section 8. PFPC understands and agrees that Pacific Life and the Fund each retain the right to cause similar services to be performed in connection with the development of functionality similar to any modifications developed under this

     Agreement, by its own personnel or other contractors, subject to their obligations respecting PFPC's Confidential Information pursuant to Section 8, and, except as otherwise set forth in Section 1.2 of Exhibit E, to PFPC's intellectual property rights.

11.  Disaster Recovery.  PFPC shall enter into and shall maintain in effect with
     -----------------
appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. PFPC shall, at no additional expense to Pacific Life or the Fund, take reasonable steps to minimize service interruptions. Except as otherwise agreed to pursuant to the terms of that certain Gain/Loss Agreement to be entered into among the parties to this Agreement, as such Gain/Loss Agreement may be amended from time to time (the "Gain/Loss" Agreement), PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence, breach of this Agreement, or reckless disregard of its duties or obligations under this Agreement. PFPC agrees to take measures to ensure that back-up systems are available in the event of a disaster as described in this Section 11, and to back-up data maintained pursuant to this Agreement on a daily basis. Upon the Fund's request, PFPC shall timely provide it with copies of PFPC's then current disaster recovery plan and related documentation.

12.  Compensation. As compensation for services rendered by PFPC during the term
     ------------
of this Agreement, Pacific Life and/or the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund, Pacific Life and PFPC. The Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13.  Indemnification.
     ---------------

(a) The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes (i) in connection with the provision of services to the Fund hereunder, (ii) at the request or direction of Pacific Life or the Fund,
     (iii) upon Oral or Written Instructions, or (iv) under PFPC's prescribed procedures, including the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement or such other liability for which PFPC has otherwise agreed to be responsible pursuant to the terms of the Gain/Loss Agreement.

(b) PFPC agrees to indemnify, defend and hold harmless Pacific Life, the Fund, and each of their affiliates, including their respective officers, directors, trustees, agents, and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from the failure of PFPC to comply with any provision, representation, warranty or other term of this Agreement or with applicable law or regulation.

14.  Responsibility of PFPC.
     ----------------------

(a) PFPC shall be under no duty to take any action hereunder on behalf of Pacific Life or the

     Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, Pacific Life and the Fund in the Gain/Loss Agreement. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. Except as otherwise agreed pursuant to the terms of the Gain/Loss Agreement, PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

(b) Upon the request of the Fund, PFPC shall contract with an independent third party (e.g., NQR or Dalbar, Inc.) chosen by the Fund and at the Fund's expense to conduct quality assurance review of PFPC's performance under this Agreement and, upon completion thereof, shall disclose the results of such review to the Fund.

(c) As part of the services being performed by PFPC pursuant to this Agreement, PFPC agrees to use good faith efforts within commercially reasonable limits to achieve certain performance standards in connection with performing such services. Such performance standards and related provisions are set forth in Exhibit B to this Agreement (in each instance and collectively, "Performance Level Achievement") which Exhibit B and related schedules are attached hereto, made a part hereof and incorporated herein by reference. PFPC also agrees to provide the Fund with a monthly report advising the Fund as to whether, in fact, PFPC has attained the Performance Level Achievement ("Performance Level Report").

(d) Without limiting the generality of the foregoing or of any other provision of this Agreement, and except as otherwise agreed to in the Gain/Loss Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, provided that PFPC has acted in accordance with the standard set forth in Section 14(a) above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

(e) Notwithstanding anything in this Agreement to the contrary, (i) neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates. The parties hereby acknowledge and agree that, not withstanding the prior sentence, the specific liability for which PFPC has agreed to be responsible pursuant to the Gain/Loss Agreement shall be deemed to be direct damages and shall in no event be construed to be damages otherwise for which PFPC will not have liability pursuant to the preceeding sentence.

(f) Each party shall have a duty to reasonably mitigate damages for which the other party may become responsible.

(g) PFPC will maintain insurance of the types and in the amounts that PFPC reasonably believes is adequate for its business, including, but not limited to, insurance covering errors and omissions, and all other risks customarily insured against by similarly situated companies, all of which insurance is currently in full force and effect and will remain so through the term of this Agreement.

15.  Description of Services.
     -----------------------

(a)  Services Provided on an Ongoing Basis, If Applicable.
     -----------------------------------------------------

     (i)   Calculate 12b-1 payments;

     (ii) Calculate commissions on the sale of Fund shares, including front-end commissions and contingent deferred sales charges;

     (ii)  Maintain shareholder registrations;

     (iii) Review new applications and correspond with shareholders to complete or correct information;

     (iv)  Direct payment processing of checks or wires;

     (v) Prepare and certify stockholder lists in conjunction with proxy solicitations and cooperate with the Fund's proxy services provider in connection with the Fund's proxy solicitations;

     (vi)  Prepare and mail to shareholders confirmation of activity;

     (vii) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

    (viii) Provide periodic shareholder lists and statistics to the Fund;

     (ix)  Provide detailed data for underwriter/broker confirmations;

     (x)   Prepare periodic mailing of year-end tax and statement information;

     (xi) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

     (xii) Perform other shareholder services for participating broker-dealers as may be agreed upon from time to time;

(b)  Services Provided by PFPC Under Oral Instructions or Written Instructions.
     -------------------------------------------------------------------------

     (i)   Accept and post daily Share purchases and redemptions;

     (ii)  Accept, post and perform shareholder transfers and exchanges;

     (iii) Pay dividends and other distributions;

(c)  Purchase of Shares.  PFPC shall issue and credit an account of an investor,
     ------------------
     in the manner described in the Fund's prospectus and Statement of Additional Information ("SAI") then in effect, once it receives:

     (i)   A purchase order;

     (ii)  Proper information to establish a shareholder  account; and

     (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

(d)  Redemption of Shares.  PFPC shall redeem Shares only if that function is
     --------------------
     properly authorized by the Declaration of Trust or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus and SAI then in effect, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

     (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

     (ii) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

     When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

(e)  Dividends and Distributions.  Upon receipt of a resolution of the Fund's
     ---------------------------
     Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus and SAI then in effect. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(f)  Shareholder Account Services.
     ----------------------------

     (i) PFPC will arrange, in accordance with the prospectus, for issuance of Shares obtained through:

          -  Any pre-authorized check plan; and
          - Direct purchases through broker wire orders, checks and applications.

     (ii) PFPC will arrange, in accordance with the prospectus and SAI then in effect, for a shareholder's:

          - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;
          - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or
          -  Redemption of Shares from an account with a checkwriting privilege.

(g)  Communications to Shareholders.  Upon timely Written Instructions, PFPC
     ------------------------------
     shall mail all communications by the Fund to its shareholders, including:

    (i)   Reports to shareholders;

    (ii)  Confirmations of purchases and sales of Fund shares;

    (iii) Monthly or quarterly statements;

    (iv)  Dividend and distribution notices; and

     (v)  Tax form information.

(h)  Records.  PFPC shall maintain records of the accounts for each shareholder
     -------
     showing the following information:

     (i) Name, address and United States Tax Identification or Social Security number;

     (ii) Number and class of Shares held;

    (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

     (iv) Any stop or restraining order placed against a  shareholder's account;

     (v) Any correspondence relating to the current maintenance of a shareholder's account;

     (vi) Information with respect to withholdings; and

    (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

(i)  Shareholder Inspection of Stock Records.  Upon a request from any Fund
     ---------------------------------------
     shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(j)  Lost Shareholders.  PFPC shall perform such services as are required in
     -----------------
     order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

     (i)   documentation of search policies and procedures;

     (ii)  execution of required searches;

     (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules;

     (iv) preparation and submission of data required under the Lost Shareholder Rules; and

     (v) cooperate with the Fund's escheatment services provider in connection with the reporting and remittance of abandoned property.

     Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(k)  Print Mail.  In addition to performing the foregoing services, the Fund
     ----------
     hereby engages PFPC as its print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

(l)  Retirement Plans.
     ----------------

     (i) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of applicable sections of the Internal Revenue Code of 1986, as amended (the "Code") for which contributions by or for the benefit of the Retirement Plans' participants (the "Participants") are invested in Shares of the Fund, PFPC shall provide the following administrative services:

          (A) Establish a record of types of and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

          (B)  Record method of distribution requested and/or made;

          (C)  Receive and process designation of beneficiary forms;

          (D) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

          (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participants (or beneficiaries); and

          (F) Perform applicable federal withholding and send Participants (or beneficiaries) an annual TEFRA notice regarding required federal tax withholding.

     (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian or trustee, as applicable, for the Fund's Retirement Plans made available for investment in Fund shares by the Fund, its investment adviser or any affiliate thereof ("Plan Sponsor").

    (iii) With respect to IRA Plans, PFPC shall provide the Plan Sponsor with the associated IRA Plan documents for use by the Plan Sponsor and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

     (iv) With respect to 401(k) Plans, the Plan Sponsor will utilize the services of a third party administrator as may be identified by the Fund as its 401(k) Plan document services provider, provided that nothing in this Section 15 will prevent the Plan Sponsor from using such other document services provider as it may select or substitute in the future, subject to notice and approval, not to be unreasonably withheld, of PFPC.

(m) In accordance with the following terms, PFPC shall, through its proprietary Data Access Zip Link ("DAZL") product, provide the Fund and such Financial Intermediaries which, pursuant to agreements with the Fund, distribute shares of such funds, with online and/or other electronic access to the Portfolios and shareholder account information.

     (i) PFPC Responsibilities. PFPC shall provide the Fund with the appropriate documentation and procedures (the "DAZL Documentation") to enable the Fund to properly use DAZL. In addition to and as more fully described in the DAZL Documentation, PFPC shall run & complete data extracts after the PFPC System nightly cycles in order to provide files to the end user i.e., financial planner, or direct to firms based upon and in accordance with the profiles that the onlines designate. PFPC shall also be responsible for (a) enrolling Financial Intermediaries approved by the Fund to use DAZL; (b) setting the on-lines with the appropriate data in order to feed into the DAZL extract based on information provided by the Fund; and (c) providing the Fund and/or any approved Financial Intermediaries, maintenance and support and help desk services for DAZL.

     (ii) Fund Responsibilities. Pursuant to the DAZL Documentation, the Fund has responsibility (a) for the Fund's errors and mistakes in the use of DAZL; (b) for the Fund's failure to use and employ DAZL in accordance with the DAZL Documentation made available by PFPC; (c) for the Fund's utilization of the control procedures set forth and described in the DAZL Documentation made available by PFPC; (d) the Fund's failure to verify promptly reports or output received through use of DAZL; and (e) providing PFPC with the appropriate information to enable PFPC to set the on-lines with the appropriate data in order to feed into the DAZL extract;.

    (iii) Disclaimer of Certain Responsibilities. Neither PFPC, Pacific Life nor the Fund will be responsible for the following: (a) with respect to those Financial Intermediaries utilizing a 3rd party software vendor to access information through DAZL, ensuring the vendor provides the translation of the DAZL file to the appropriate software package formats; and (b) for the Financial Intermediary's errors and mistakes in the use of DAZL.

(n)  Cost Basis Accounting. PFPC shall perform cost basis accounting services
     ---------------------
     for applicable Shareholders utilizing PFPC's Cost Basis Accounting System
     (CBA) in accordance with this Section 15(n). CBA calculates the capital gains or losses realized by Shareholders on their mutual fund redemption activity. The gain/loss amount for each redemption transaction is calculated by comparing the proceeds received by the Shareholder on the sale of shares against the cost value attributed to those shares. PFPC employs First-In/First-Out, Single Category Average Cost Accounting to calculate gains and losses. Cost basis figures are provided to shareholders on the 1099-B tax form.

(o)  Voice Response Unit.   PFPC shall operate and maintain a touch-tone based
     -------------------
     interactive voice response application allowing Shareholders to perform those of the following tasks which the Fund has requested in writing:

     (i)   Account Balance;
     (ii)  Transaction History;
     (iii) Year to date statement order fulfillment;
     (iv)  Order duplicate tax forms;
     (v)   Checkbook order;
     (vi)  Exchange transactions;

     (vii)  Obtain Portfolio prices;
     (viii) Obtain dividend rate information; and
     (ix)   Capital gain rate information.

     The Fund shall notify PFPC in writing which of the above-listed tasks it would like to be available to the Shareholders. The Fund may, at any time on prior written notice, change as of a date designated in the notice the list of tasks which will thereafter be available.

     From the first day of this Agreement forward, all call transfers from the PFPC interactive voice response application will be routed, as instructed in writing by the Fund, to an operator at facilities owned and operated by Pacific Life and/or the Fund, as determined by the Fund. Hours of operation for call transfer will be from 6:00 am Pacific time until 5:00 PM Pacific time on days on which the Fund is open for business. . With proper notification by the Fund to PFPC, the PFPC voice response operations team can create a transfer override to allow call transfer outside of the Fund's normal business hours.

(p)  Report Access. SAR, PFPC's repository for on-line access to daily and
     -------------
     periodic reports with the ability to print hard copy, as needed, will be made available to the Fund.

(q)  PFPC System Access. PFPC will make available to the Fund remote access to
     ------------------
     the PFPC System in connection with the services contemplated by this Agreement.

(r)  Development Services.  PFPC shall provide to the Fund those services as set
     ---------------------
     forth on Exhibit C attached hereto and made a part hereof (the "Development Services") on the schedule which is mutually agreed upon for such Development Services. As part of the Development Services, PFPC will provide the Fund with certain deliverables that are identified as such in Exhibit C (the "Deliverables"). The acceptance criteria for each of the Deliverables (the "Acceptance Criteria") is set forth in Exhibit C.
                            -------------------
     Beginning upon the delivery of the applicable Deliverable to the Fund, the Fund shall review, evaluate and/or test, as the case may be, the applicable Deliverable(s) within the applicable time period set forth in Exhibit C (with respect to each Deliverable, the "Acceptance Period") to determine
                                             -----------------
     whether or not such Deliverable satisfies the applicable Acceptance Criteria in all material respects. If any Deliverable fails to satisfy its Acceptance Criteria in any material respect, then the Fund will notify PFPC thereof in writing specifying the nonconformity (a "Rejection Notice").
                                                         ----------------
     Thereafter, PFPC shall modify the defective Deliverable, as soon as reasonably practicable and in any event within a commercially reasonable period of time, at PFPC's expense, to so conform and the deliverable will be resubmitted for acceptance by the Fund.

(s)  Information Technology Services.  Each party shall perform those services
     --------------------------------
     designated as its obligations in the detailed project plan agreed to by the parties (the "Project Plan") as such Project Plan may be amended from time to time by mutual agreement of the parties (the "Information Technology Services"), and each party shall complete each task assigned to it set forth in the Project Plan as Information Technology Services on or before the date set forth in the Project Plan as the "Completion Date" for the applicable service. For each task, the first-listed party in the "Responsible" section of the Project Plan identifies the party whose obligation it is to ensure completion of such task. Each party agrees to use good faith efforts to perform the obligations specified on the Project Plan to ensure the Fund goes into production with the PFPC System on October 1, 2001.

(t)  Advanced Help Desk.  PFPC will make available to the Fund the functionality
     -------------------
     of the Advanced Help Desk (AHD), as such functionality is set forth in that certain document entitled "Advanced Help Desk Overview (Web Based)" or will make such functionality available by means of such other product which provides substantially similar functionality.

(u)  Customer Service Overflow.  The parties agree that, upon the Fund's written
     --------------------------
     request for PFPC to provide services related to handling the overflow from the Fund's call center, the parties agree to discuss PFPC's provision of such services. PFPC will have no obligation to provide any such service until the parties have each signed an amendment to this Agreement which documents the parties' agreement as to the terms and fees related to the provision of such services.

16.  Term and Termination.
     --------------------

(a) This Agreement shall be effective on the date first written above and shall continue for a period of two (2) years (the "Initial Term").

(b) Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

(c) Notwithstanding the foregoing, should PFPC (i) fail to be registered with the SEC as a transfer agent at any time during the term of this Agreement and such failure to register does not permit PFPC to lawfully conduct its activities or (ii) be in material breach of any provision of this Agreement which breach is not cured prior to the thirty (30) day period after Pacific Life and/or the Fund has given PFPC written notice of such breach, the Fund may, on written notice to PFPC, terminate this Agreement.

(d) In the event the Fund gives notice of termination, (unless such termination is derived from PFPC's failure to maintain its transfer agency registration or other material breach of any provision of this Agreement) all reasonable expenses of PFPC associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses incurred by PFPC, will be borne by the Fund. No such expenses shall be payable in the event PFPC gives notice of termination.

(e) Upon termination of this Agreement by any party for any reason, each party will promptly return the each other party, or (at such party's request) will destroy all copies of, the Confidential Information and any other proprietary information of such other party, and will certify to such other party in writing, by the signature of a duly authorized representative of the applicable party, that it has done so.

17.  Phase Back.
     -----------

(a) Upon termination of this Agreement and payment by the Fund of any undisputed fees, PFPC shall at the expense of the Fund deliver to Pacific Life, the Fund and any successor transfer agent as the Fund may designate, in machine readable form on such media as the Fund or its designee reasonably requests, a copy of all Fund records, files and data maintained by PFPC for the Fund hereunder, including, without limitation, all data in PFPC's possession which are related to the services provided by PFPC for the Fund. Notwithstanding and in addition to the foregoing, as soon as reasonably practicable after the issuance of a notice of termination by a party, PFPC shall deliver to the Fund or its designee the then most current data in PFPC's possession which are related to the services provided by PFPC for the Fund.

(b) PFPC agrees to, at the Fund's expense, provide additional support requested by the Fund and cooperate with the Fund and any third parties as designated by the Fund, in performing the tasks it will perform as part of such additional support. Further, any transactions initiated prior to the effective date of the termination of this Agreement shall be processed as otherwise provided in accordance with the terms and conditions of this Agreement.

(c) Notwithstanding the foregoing, PFPC agrees that PFPC shall bear the cost associated with PFPC's obligations in Sections 17(a) and 17(b) above, excluding pre-approved out-of-pocket expenses for third party services and materials, in the event PFPC terminates the Agreement or the Agreement is terminated as a result of a material breach by PFPC.

(d) In the event of a termination under the terms of the Agreement, the parties may upon mutual agreement extend the term of this Agreement for the sole purpose of accomplishing the Phase Back as described in this Section.

(e) If at the time of termination the Fund in good faith legitimately disputes any fees owed to PFPC under this Agreement, the Fund shall do the following upon any notice of termination: (i) pay PFPC any and all undisputed fees owed under this Agreement; and (ii) provide PFPC a detailed written description of the disputed amount and the basis for the Fund's dispute with such amount. In addition, the Fund shall cooperate with PFPC in good faith in resolving any disputed fees and then promptly paying such amounts mutually determined to be due.

18.  Notices.  Notices shall be addressed (a) if to PFPC, at 400 Bellevue
     -------
Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Fund or Pacific Life, at 700 Newport Center Drive, Newport Beach, CA 92660, Attention:
Robin S. Yonis  or (c) if to none
of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19.  Amendments.  This Agreement, or any term thereof, may be changed or waived
     ----------
only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20.  Delegation; Assignment.  PFPC may assign its rights and delegate its duties
     ----------------------
hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation, and provides a written representation that such assignment or delegation will not affect the quality of services provided hereunder or the financial condition of the service provider.

21.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.  Further Actions.  Each party agrees to perform such further acts and
     ---------------
execute such further documents as are necessary to effectuate the purposes hereof.

23.  IMPRESSNet(R) Services. PFPC shall provide to the Fund the internet access
     ----------------------
services as set forth on Exhibit D attached hereto and made a part hereof, as such Exhibit D may be amended from time to time.

24.  IMPRESSPlus(R) Services.  In addition to the services set forth in this
     -----------------------
Agreement, PFPC hereby grants to the Fund a license to PFPC's proprietary IMPRESSPlus(R) software under the terms set forth on Exhibit E - IMPRESSPlus(R) Software Terms, attached hereto and made part hereof, as such Exhibit E may be amended from time to time.

25.  Miscellaneous.
     -------------

(a)  Entire Agreement.  This Agreement (which includes all exhibits and
     ----------------
     attachments hereto, the Gain/Loss Agreement and all other written agreements referred to herein) embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b)  No Changes that Materially Affect Obligations. Notwithstanding anything in
     ---------------------------------------------
     this Agreement to the contrary, the Fund agrees not to adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without first consulting with PFPC with respect to such policies so affecting PFPC's responsibilities and obligations.

(c)  Captions.  The captions in this Agreement are included for convenience of
     --------
     reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d)  Governing Law.  This Agreement shall be deemed to be a contract made in
     -------------
     Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(e)  Partial Invalidity.  If any provision of this Agreement shall be held or
     ------------------
     made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(f)  Successors and Assigns.  This Agreement shall be binding upon and shall
     ----------------------
     inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g)  No Representations or Warranties.  Except for any representations or
     --------------------------------
     warranties expressly provided in this Agreement or as agreed to in writing from time to time among or between any of the parties, each party hereby disclaims all representations and warranties, express or implied, made to the other or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. Each party disclaims any warranty of title or non-infringement except for any representations or warranties otherwise set forth in this Agreement.

(h)  Facsimile Signatures.  The facsimile signature of any party to this
     --------------------
     Agreement shall constitute the valid and binding execution hereof by such party.

(i) A Copy of the Fund's Certificate of Trust is on file with the State of Delaware and notice is hereby given that this Agreement has been executed on behalf of the Trust by a trustee or officer of the Trust in his or her capacity as such and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer, or shareholder of the Fund individually. Further, the debts, liabilities, obligations and expenses incurred or contracted for hereunder with respect to a Portfolio shall be enforceable against the assets of that Portfolio only and not against the assets of the Fund generally or any other Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              PFPC INC.


                              By:

                              Title:


                              PACIFIC FUNDS


                              By:

                              Title:



                              PACIFIC LIFE INSURANCE COMPANY


                              By:

                              Title:


                              PACIFIC LIFE INSURANCE COMPANY


                              By:

                              Title:

                                 EXHIBIT A
                                 ---------



     THIS EXHIBIT A, dated as of September 24, 2001, is Exhibit A to that certain Transfer Agency Services Agreement dated as of September 24, 2001, among PFPC Inc., Pacific Life Insurance Company and Pacific Funds.



                                 PORTFOLIOS
                                 ----------



                             PF AIM Blue Chip Fund
                         PF AIM Aggressive Growth Fund
                        PF INVESCO Health Sciences Fund
                           PF INVESCO Technology Fund
                         PF Janus Strategic Value Fund
                            PF Janus Growth LT Fund
                       PF Lazard International Value Fund
                           PF MFS Mid-Cap Growth Fund
                           PF MFS Global Growth Fund
                           PF PIMCO Managed Bond Fund
                       PF Pacific Life Money Market Fund
                    PF Salomon Brothers Large-Cap Value Fund

                                   EXHIBIT B
                                   ---------

                             Performance Standards

I.  Technology Performance Achievement Levels - Definitions & Descriptions

Performance Standards and Sample Monthly Performance Reporting Format for Technology related services are specified in Schedule 1 of Exhibit B.

Fee Adjustments with respect to targeted Technology related performance levels will apply as agreed to in writing among or between the parties from time to time.


1.  Issue Response.  PFPC shall respond to technical issues from the Fund as
--  ---------------
follows:

(a) Response Objectives:

 . Answering the Fund's designated client contacts directly, whenever possible; otherwise, acknowledging all contacts within 15 minutes during the Fund's business hours (6:00am - 6:00pm PST, Monday - Friday) or within 30 minutes outside of those days and times.

 . Responding to each issue immediately whenever possible; and, otherwise, responding to the Fund with details on PFPC's progress in resolving the issue and/or intended plan of action within the targeted response times indicated by Priority Level, as defined below.

 . Notify the Fund as soon as possible, but in no case longer than within 1 business day, when the status of any of the Fund's feature requests or ongoing issues changes, or when a fix for any of the Fund's issues or feature requests is ready in a new version of the software;

 . Consider an issue to be resolved only when the Fund understands and agrees with the actions that have been taken and the consequences of those actions.

(b)  Prioritization of Issues:

When PFPC's Response Center (help desk) is contacted by one of the Fund's designated client contacts, the Fund will receive an issue identification number ("ticket number") for future reference. Priority levels will be assigned, based on the Fund's input, to each issue during the initial call, whenever possible. These prioritization levels are used to ensure that important issues are resolved quickly and determine the escalation procedures for an issue.

     Priority 2: A production system is inaccessible or severely impacted to the Fund, or has a serious issue for which there is no work around.

     Priority 3: The Fund has a serious issue with a feature for which a work-around exists, a minor issue with a feature for which no work-around exists, a critical usage question or a minor question.

(c) Targeted Response Times:

--------------------------------------------------------------------------------------------------------------------
Priority                                Initial Response Time (by assigned      Status Updates (Provided upon the
                                                   technician)                 Fund's request after PFPC's initial
                                                                                            response)
--------------------------------------------------------------------------------------------------------------------
 1                                    15 minutes (during Client business      Every 20 minutes with escalation to
                                      hours)                                  PFPC management and Client services.
                                      30 minutes (outside Client business
                                      hours)
--------------------------------------------------------------------------------------------------------------------
 2                                    15 minutes (during Client business      Every 30 minutes with escalation to
                                      hours)                                  PFPC management and Client services.
                                      30 minutes (outside Client business     P2 may be escalated to P1 after
                                      hours)                                  discussion and mutual agreement.

--------------------------------------------------------------------------------------------------------------------
 3                                    4 Client business hours                 Once a week, Help Desk staff will
                                                                              meet with Client to review issues and
                                                                              answer questions
--------------------------------------------------------------------------------------------------------------------


(d) Escalation Procedures:

PFPC will attempt to resolve, as quickly as possible, all technical support issues and questions regarding the PFPC System and/or the Wide Area Network. Once an issue has been assigned to a PFPC engineer, appropriate engineers from PFPC, the Fund and Pacific Life may communicate and work together directly, without the Response Center as an intermediary to trouble shoot or resolve an issue. If, however, the Fund is not satisfied with the responsiveness or the quality of the support received, it may indicate a desire to escalate the priority level of an issue. Escalation of an issue to a higher priority level may be requested if any of the following occurs:

 . The PFPC Technical Support Staff is not adhering to the policies outlined in this Exhibit B.

 . The Fund feels that an issue was assigned a lower priority than it deserves.

 .   The fund feels that escalation is warranted by special circumstances.

The fund may request escalation of an issue to a higher priority level by calling the Response Center and asking to discuss the matter with the Technical Support Manager who is on duty or on call.

(e) Debriefing of Issue Resolution:

PFPC shall document and communicate to the Fund's designated client contacts, the full problem description, analysis of the root cause, and explanation of the resolution in a timely manner, but no longer than 1 Fund business day, after resolution of all priority 1 & 2 problems and outages (as defined in this Exhibit B). This procedure will assist future problem identification and possible problem prevention by both PFPC and the Fund's technical support.

2.  Availability, Monitoring and Maintenance Responsibilities
    ---------------------------------------------------------

                               ImpressNet & DAZL
                               -----------------

Availability: ImpressNet/DAZL functionality shall be available through their web
-------------
site with an expectation of 99.5% uptime, and no more than 1 hour of consecutive downtime, except as qualified in Exhibit D, Section 2 (a) of this agreement (for planned maintenance). Uptime in this case shall be defined as the ability to access and log-in to ImpressNet, and to allow End Users to perform Inquiries, initiate Transactions, and perform DAZL downloads with no more than 3 second delay in response time (to the extent that it is within PFPC's control, and not counting actual file download time through DAZL).

Monitoring:  Phone Lines per Exhibit D, Section 2 (l).  Web site: Appropriate
-----------
automated alerts will be in place at PFPC to ensure that they are informed immediately of any ImpressNet web site outages. Outages shall include the inability of users to log in or maintain connectivity (due to other than the phone lines), and/or inability to perform authorized inquiries and transactions. All such outages shall be reported to the Fund's Technical Help Desk immediately (within 20 minutes) if during business hours, or first thing the next business day if occurrence is outside of business hours. Time of day notwithstanding, any unplanned outage lasting, or expected to last, more than 15 minutes shall be treated as a Priority 1 issue, and follow such procedures for notification as documented above.

Maintenance: Per Exhibit D, Section 2.
------------

               ImpressPlus - Imaging, CRM, and associated systems
               --------------------------------------------------

Availability: Shall be useable with a target of 99.5% availability Monday
-------------
through Friday, 6:00am to 6:00pm PST, and no more than 1 hour of consecutive downtime. Availability in this case shall be defined as the ability to access and log-in to ImpressPlus, and its connected systems (i.e. the Mainframe System), and to allow the Fund's End Users to perform Inquiries and initiate Transactions, with no more than 3 second delay in response time (to the extent that it is within PFPC's control).

Monitoring:  Appropriate automated alerts will be in place at PFPC to ensure
-----------
that they are informed immediately of any outages of any back-end systems connected to ImpressPlus. All such outages shall be reported to the Fund's Technical Help Desk immediately (within 20 minutes) if during the Fund's business hours, or first thing the next business day if occurrence is outside of the Fund's business hours. Time of day notwithstanding, any unplanned outage lasting, or expected to last, more than 15 minutes shall be treated as a Priority 2 issue, and follow such procedures for notification as documented above.

Maintenance:  Per Exhibit E, Schedule 3 (planned maintenance), however any
------------
planned maintenance to software not residing at the Fund but utilized by the Fund must be scheduled in advance and coordinated with the Fund's designated client contacts. Additionally, no maintenance shall be scheduled during the Fund's normal business hours.

                             PFPC Mainframe System
                             ---------------------

Availability: Shall be useable with a target of 99.5% availability Monday
-------------
through Friday, 6:00am to 6:00pm PST, and no more than 1 hour of consecutive downtime. Availability in this case shall be defined as the ability to log-in and access the PFPC mainframe system (the "Mainframe System"), and to allow the Fund's End Users to perform Inquiries and initiate Transactions, with no more than 3 second delay in response time (to the extent that it is within PFPC's control).

Monitoring:  Appropriate automated alerts will be in place at PFPC to ensure
-----------
that they are informed immediately of any outages affecting accessibility, performance or functionality of the Mainframe System. All such outages shall be reported to the Fund's Technical Help Desk immediately (within 20 minutes), if during business hours, or first thing the next business day if occurrence is outside of the Fund's business hours. Time of day notwithstanding, any unplanned outage lasting, or expected to last, more than 15 minutes shall be treated as a Priority 2 issue, and follow such procedures for notification as documented above.

Maintenance:  All maintenance to the Mainframe System or their operating
------------
environment must be scheduled in advance and shall not be scheduled during the Fund's normal business hours.

                                      VRU
                                      ---

Availability: (7x24x365). Shall be useable with a target of 99.5% availability
-------------
Monday through Sunday, and no more than 1 hour of consecutive downtime. Availability in this case shall be defined as the ability to log-in and to allow the Fund's End Users to perform Inquiries and initiate Transactions, with no more than 3 second delay in response time (to the extent that it is within PFPC's control).

Monitoring: Appropriate automated alerts will be in place at PFPC to ensure that
-----------
they are informed immediately of any VRU outages. A VRU outage shall be defined as the inability to Inquire or perform Transactions on specific accounts through the telephone. All such outages shall be reported to the Fund's Technical Help Desk immediately (within 20 minutes), if during business hours, or first thing the next business day if occurrence is outside of business hours. Time of day notwithstanding, any unplanned outage lasting, or expected to last, more than 15 minutes shall be treated as a Priority 2 issue, and follow such procedures for notification as documented above.

Maintenance:  The Fund must be notified in advance of any scheduled maintenance.
------------

                            Wide Area Network (WAN)
                            -----------------------

Availability:  To the extent that it is within PFPC's control, the WAN
------------
connecting PFPC with Pacific Life's network shall target 99.5% availability Monday through Friday, 6:00am to 6:00pm PST.

Monitoring: Appropriate automated alerts will be in place at PFPC to ensure that
-----------
they are informed immediately of any WAN outages. A WAN outage shall be defined as loss of connectivity between PFPC and the router at Pacific Life's 700 building that connects to the WAN. All such outages shall be reported to the Fund's Technical Help Desk immediately (within 20 minutes), if during business hours, or first thing the next business day if occurrence is outside of business hours. Time of day notwithstanding, any unplanned outage lasting, or expected to last, more than 15 minutes shall be treated as a Priority 2 issue, and follow such procedures for notification as documented above.

Maintenance:  All planned maintenance to the WAN must be scheduled outside of
------------
the Fund's normal business hours, and coordinated in advance with the Fund.

                            Data Extracts & Reports
                            -----------------------

Availability:  Data extract files shall be transmitted within 30 minutes of the
-------------
mutually agreed upon scheduled day and time for each transmission requested by the Fund and approved by PFPC. All scheduled reports shall be available to the Fund's remote printers within 30 minutes of the scheduled day and time for each report.

Monitoring:  All data extract and report processing, and transmissions shall be
-----------
monitored for problems and lateness. Appropriate automated alerts will be in place at PFPC to ensure that they are informed immediately of any problems that may affect the Fund's printing or transmission schedules. All problems which have been confirmed as causing a delay in the printing or transmission schedules will be reported to the Fund's Technical Help Desk immediately (within 30 minutes), regardless of day or time.

Maintenance:  No planned maintenance shall interfere with the schedule for
------------
printing or transmissions.

II. Operations Performance and Quality Assurance Standards - Definitions and Descriptions

Performance Standards and Sample Monthly Performance Reporting Format for Operations related services are specified in Schedule 2 of Exhibit B.

Fee Adjustments with respect to targeted Operations related performance levels will apply as agreed to in writing among or between the parties from time to time.

Parties agree to the following Performance and Quality Assurance Standards:

 .  The Quality Assurance standard for all components will be 95%.

 .  Performance Standards are defined in Table 1.

 . Performance and Quality Assurance Standards will be measured on a calendar month basis.

 .  Measurements will be made for all Funds in the aggregate.

 . Reporting shall be done by PFPC to the Fund on a monthly basis within 10 business days following month-end.

 .  Reporting shall be done in the format shown in Table 2.

 . For purposes of determining whether the standards are met, all Categories will be combined for an average monthly rating for Performance Measures and for Quality Assurance Measures.

 . A random sample, similar to those provided by NQR, will be used to determine actual Quality Assurance results.

                            Schedule 1 of Exhibit B
                                    Table 1
          Technology Performance Standards (By Category and Component)
          ------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
      Category                Component             Target                                  Measure
--------------------------------------------------------------------------------------------------------------------------------
Availability              ImpressNet & DAZL         99.5%       7x24x365, and no more than 1 consecutive hour down (excluding
                                                                Sunday mornings between 12:00 am EST and 6:00 am EST for server software and hardware maintenance)
--------------------------------------------------------------------------------------------------------------------------------
                             ImpressPlus            99.5%       During Business Hours (6:00am - 6:00pm PST), and no more than 1 consecutive hour down during that time.
--------------------------------------------------------------------------------------------------------------------------------
                           Mainframe System         99.5%       During Business Hours (6:00am - 6:00pm PST), and no more than 1 consecutive hour down during that time.
--------------------------------------------------------------------------------------------------------------------------------
                                 VRU                99.5%       7x24x365
--------------------------------------------------------------------------------------------------------------------------------
                                 WAN                99.5%       During Business Hours (6:00am - 6:00pm PST), and no more than 1 consecutive hour down during that time.
--------------------------------------------------------------------------------------------------------------------------------
                       Data Extracts & Reports       100%       Sent in its entirety by 5:00 am EST, the morning following the
                           - 12B-1 Extract                      quarter end cycle.
--------------------------------------------------------------------------------------------------------------------------------
                       Data Extracts & Reports        95%       Sent in its entirety by 5:00 am EST, the morning following the
                         - IID Daily Activity                   nightly cycle.
                                File*
                          *Not the full IID
                               database
--------------------------------------------------------------------------------------------------------------------------------
                       Data Extracts & Reports        100%      Sent in its entirety by 12:00 noon EST, the morning following
                        - Quarterly Statement                   the quarter end cycle.
                               Extract
--------------------------------------------------------------------------------------------------------------------------------
                       Data Extracts & Reports         98%      No later than 30 minutes past scheduled time.
                             - All other
--------------------------------------------------------------------------------------------------------------------------------
Issue Response                Priority 1               95%      Initial response within 15 minutes during Business Hours
                                                                (6:00am - 6:00pm PST), or 30 minutes outside business hours.
--------------------------------------------------------------------------------------------------------------------------------
                              Priority 2               95%      Initial response within 15 minutes during Business Hours
                                                                (6:00am - 6:00pm PST), or 30 minutes outside business hours.
--------------------------------------------------------------------------------------------------------------------------------
                              Priority 3               95%      Initial response within 4 hours during Business Hours (6:00am -
                                                                6:00pm PST).
--------------------------------------------------------------------------------------------------------------------------------
Monitoring                       All                   98%      Alert to the Fund within 20 minutes of occurrence, during
                                                                Business Hours (6:00am-6:00pm PST) or by opening of business if occurrence is after hours.
--------------------------------------------------------------------------------------------------------------------------------

                            Schedule 1 of Exhibit B
                                    Table 2
              Sample Technology Monthly Performance Report Format


                                 November 2001

----------------------------------------------------------------------------------------
      Category                Component          Target   Actual achievement from Target
                                                           (100% = Target Achieved.)
----------------------------------------------------------------------------------------
Availability              ImpressNet & DAZL        99.5%            100%
----------------------------------------------------------------------------------------
                             ImpressPlus           99.5%             92%
----------------------------------------------------------------------------------------
                           Mainframe System        99.5%             95%
----------------------------------------------------------------------------------------
                                 VRU               99.5%            100%
----------------------------------------------------------------------------------------
                                 WAN               99.5%            100%
----------------------------------------------------------------------------------------
                       Data Extracts & Reports:
----------------------------------------------------------------------------------------
                       Data Extracts & Reports      100%            100%
                           - 12B-1 Extract
----------------------------------------------------------------------------------------
                       Data Extracts & Reports       95%             98%
                         - IID Daily Activity
                                File*
                          *Not the full IID
                               database
----------------------------------------------------------------------------------------
                       Data Extracts & Reports      100%             N/A
                        - Quarterly Statement
                               Extract
----------------------------------------------------------------------------------------
                       Data Extracts & Reports       98%             90%
                             - All other
----------------------------------------------------------------------------------------
Issue Response                Priority 1             95%            100%
----------------------------------------------------------------------------------------
                              Priority 2             95%             92%
----------------------------------------------------------------------------------------
                              Priority 3             95%             98%
----------------------------------------------------------------------------------------
Monitoring                       All                 98%             91%
----------------------------------------------------------------------------------------
November                                                            95.8%
TOTAL
----------------------------------------------------------------------------------------

                            Schedule 2 of EXHIBIT B
                                    Table 1
                             Performance Standards

---------------------------------------------------------------------------------------------------------------------
PFPC's obligations to meet the following Performance Standards shall be measured in the aggregate with respect to all Portfolios.
---------------------------------------------------------------------------------------------------------------------
PFPC will report to the Fund on a monthly basis the percent of items completed within standard as well as a quality rating.  For example, the accuracy of purchases, redemptions, exchanges and adjustments will be reported to the
Fund in the aggregate with respect to all Portfolios.

---------------------------------------------------------------------------------------------------------------------
The Minimum Acceptable Performance Throughput Score for (a) Financial Items is 98%; and (b) Non-Financial Items and
 New Accounts is 95%.
---------------------------------------------------------------------------------------------------------------------
Category                                                Components                              Standards
---------------------------------------------------------------------------------------------------------------------

Transfer Agent Services:
---------------------------------------------------------------------------------------------------------------------
Financial Items                           Purchases, Redemptions, Exchanges, New      Processed date of receipt (If
                                                Accounts, Asset Allocation              received before 4pm EST)
---------------------------------------------------------------------------------------------------------------------
Non-Financial Items                       Maintenance (includes address changes,      Processed date of receipt (If
                                        option changes, ROA/LOI), Legal Transfers    received before 4pm EST) plus 3
                                                                                              business days
---------------------------------------------------------------------------------------------------------------------
Financial Correspondence                            Transfer of Assets               Date of receipt plus 2 business
                                                                                                  days
---------------------------------------------------------------------------------------------------------------------
Non-Financial Correspondence                                                         Date of receipt plus 3 business
                                                                                                  days
---------------------------------------------------------------------------------------------------------------------
Problem Resolution                               AHD documented problems               Same day initial contact on
                                                                                      Priority 6 items and 24 hour
                                                                                        initial contact on other
                                                                                             priority items
                                                                                    (If received before 4:30 pm EST)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Print Mail Services:
---------------------------------------------------------------------------------------------------------------------
Transaction Confirmations                                                             Mailed on date of receipt of
                                                                                     print/mail file plus 1 business
                                                                                                  days
---------------------------------------------------------------------------------------------------------------------
Shareholder Checks                                                                    Mailed on date of receipt of
                                                                                             print/mail file
---------------------------------------------------------------------------------------------------------------------
Shareholder Dividend Checks:                                                          Mailed on date of receipt of
                                                                                     print/mail file plus 1 business
    - Monthly Dividend Funds                                                                       day
           and
     - Equity Funds
---------------------------------------------------------------------------------------------------------------------
Shareholder Dividend Confirms:                                                        Mailed on date of receipt of
   - Monthly Dividend Confirms                                                       print/mail file plus 2 business
                 and                                                                              days
   - Equity Funds
---------------------------------------------------------------------------------------------------------------------
Commission Checks                                                                     Mailed within 2 business days
                                                                                             after cycle end
---------------------------------------------------------------------------------------------------------------------
12b-1 checks                                                                          Mailed within 3 business days
                                                                                        after receipt of funding
---------------------------------------------------------------------------------------------------------------------
Tax Forms                                                                               On or before IRS due date
---------------------------------------------------------------------------------------------------------------------

                              Exhibit E Schedule 2
                                    Table 2
                  Operations Monthly Performance Report Format
                  --------------------------------------------


                                 November 2001

                              Throughout Performance               Actual Quality Assurance
Category                              Results                              Results
--------                              -------                              -------
Transfer Agent Services
     Financial Items                    95%                                 100%

     Non-Financial Items                96%                                 100%

     Financial Correspondence          100%                                  95%

     Non-Financial Correspondence       95%                                  95%

     Problem Resolution                100%                                  95%

Print Mail Services
     Transaction Confirmations          98%                                 100%

     Shareholder Checks                 99%                                 100%

     Shareholder Dividend Checks        99%                                 100%

     Commission Checks                  99%                                  95%

     12b-1 checks                      100%                                  95%

     Tax Forms                          95%                                 100%

                                   EXHIBIT C
                                   ---------

                              DEVELOPMENT SERVICES


1.  Definitions.
    ------------

(a)  "Agreed Modifications" means changes to the PFPC system(s) as agreed upon
     ----------------------
     by the parties which are to be developed by PFPC in accordance with the terms of the Agreement.

(b)  "Deliverables" means the Functional Specifications and the Agreed
     --------------
     Modifications, as such terms are defined in this Exhibit C.

2.  Modification Services.  PFPC will provide the Fund with the following
    ----------------------
Services and Deliverables in connection with the development of the Agreed
Modifications:

(a) By not later than the end of the period which is mutually agreed upon by PFPC and the Fund for the delivery of such functional specification, PFPC shall develop a functional specification for each Agreed Modification, indicating, at a high level, the requirements and functionality of the particular Agreed Modification to be made to the PFPC software systems, including without limitation the screen and/or report designs to be included with respect to such modification (the "Functional Specification"). The Acceptance Period for the applicable Functional Specification will be 10 business days after PFPC's delivery to the Fund of the Functional Specification. In the event the Fund does not provide written notice to PFPC within the Acceptance Period detailing the Fund's objections to the Functional Specifications, the Functional Specifications shall be deemed to be accepted. The Acceptance Criteria for each Functional Specification is that the Functional Specification meets the Fund's requirements.

(b) As soon as reasonably practicable, but in any event within any time period which is mutually agreed upon by PFPC and the Fund for the delivery of such Agreed Modification, after the approval of the Functional Specification for the applicable Agreed Modification(s), PFPC shall develop the Agreed Modifications as described in the Functional Specification. The Acceptance Period for the applicable Agreed Modification will be 10 business days after PFPC's delivery to the Fund of the Agreed Modification. In the event the Fund does not provide written notice to PFPC within the Acceptance Period detailing the Fund's objections to the Agreed Modification, the Agreed Modification shall be deemed to be accepted. The Acceptance Criteria for each Agreed Modification is that the Agreed Modification operates substantially in accordance with the Functional Specification for such Agreed Modification and otherwise with the documentation for the PFPC system being modified by the Agreed Modification.

                                   EXHIBIT D
                                   ---------

                             IMPRESSNet(R) SERVICES

1.   Definitions.  Any term not herein defined shall have the meaning given such
     -----------
term in the Agreement.  The following definitions shall apply to this Exhibit D:

(a) "End-User" shall mean any Fund Shareholder or Financial Intermediary that attempts to access IMPRESSNet(R).

(b) "Fund Web Site" means the collection of electronic documents, electronic files and pages (other than IMPRESSNet(R)) maintained on behalf of the Fund and residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible through the World Wide Web at the URL www.pacificlife.com or such successor URL designated by the Fund.

(c) "IMPRESSNet(R) Services" means the services identified in Section 2 hereof to be provided by PFPC utilizing the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Inquiries may be performed and Transactions may be requested by accessing IMPRESSNet(R) via hypertext link from the Fund Web Site or otherwise.

(d) "Inquiry" shall mean any access to IMPRESSNet(R) initiated by an End-User which is not a Transaction.

(e) "Internet" shall mean that certain communications network comprised of multiple communications networks linking education, government, industrial and private computer networks and commonly known as the Internet.

(f) "IMPRESSNet(R)" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Funds Web Site or otherwise through the World Wide Web, where the Inquiry and Transaction data fields and related screens provided by PFPC may be viewed, as such collection is customized by PFPC for the Fund pursuant to the terms of this Agreement.

(g) "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

(h) "Transaction" shall mean purchase, redemption, exchange or any other activity which is mutually agreed upon by both the Fund and PFPC involving the movement of Shares initiated by an End-User, provided however, it being understood that broker-dealer back office operations will not be permitted to initiate Transactions.

2.  PFPC Responsibilities.  Subject to the provisions of this Exhibit D and the
    ----------------------
Agreement, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

(a) provide all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain IMPRESSNet(R) to permit persons to be able to view information about the Fund and to permit End-Users with appropriate identification and access codes to perform Inquiries and initiate Transactions, and support the use of IMPRESSNet(R) via NetScape and MicroSoft and other standard Internet browsers;

     PFPC will use commercially reasonable efforts to make IMPRESSNet(R) and the functionality which allows End Users to perform Inquiries and initiate Transactions available 24 hours a day, seven days a week, 365 days a year (other than for a reasonable amount of time for standard scheduled maintenance of which advance notice is provided);

(b) if requested by the Fund, address and mail, at the Fund's expense, notification and promotional mailings and other communications provided by the Fund to Financial Intermediaries and/or Shareholders regarding the availability of IMPRESSNet(R) Services;

(c) Upon the Fund's written request, PFPC shall prepare and process new account applications received through IMPRESSNet(R) from Shareholders determined by the Fund to be eligible for such services and in connection with such, the Fund agrees as follows:

          (i) to permit the establishment of Shareholder bank account information over the Internet in order to facilitate purchase activity through the Automated Clearing House;

          (ii) the ACH prenote process will be waived and the ACH status will be set to active;

          (iii) the Fund shall be responsible for any resulting gain/loss liability associated with the ACH process; and

          (iv) at least thirty (30) days prior to the start up of this capability, Fund shall provide PFPC with the maximum permitted initial purchase amount.

(d) on a timely basis, process the set up, and where applicable the deactivation, of personal identification numbers ("PIN"), as described in the IMPRESSNet(R) Product Guide provided to the Fund, for the agents of the Fund which are identified by the Fund as an authorized agent to access IMPRESSNet(R) on the Fund's behalf, Shareholders and/or Financial Intermediaries, as applicable, which shall include verification of initial identification numbers issued, reset and activate personalized PIN's, reissue new PIN's in connection with lost PIN's, and deactivation of applicable PIN's as pursuant to the

     Fund's instructions. In addition, PFPC shall enable the Fund to reset PIN's on behalf of Shareholders;

(e) provide installation services which shall include, review and approval of the Fund's network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between IMPRESSNet(R) and the Fund Web Site and testing the network connectivity and performance, and provide at least three(3) business days advance notice of any planned changes to the Internet Protocol (IP) addresses on IMPRESSNet(R) that are used by the Fund to link from the Fund Web Site to IMPRESSNet(R);

(f) establish systems to guide, assist and permit End-Users who access IMPRESSNet(R) from the Fund Web Site to electronically perform Inquires and create and transmit Transaction requests to PFPC;

(g) as soon as reasonably practicable within the first week after the Effective Date of the Agreement, deliver to the Fund one (1) copy of the PFPC IMPRESSNet(R) Product Guide, as well as all updates thereto on a timely basis;

(h) deliver a monthly billing report to the Fund, which shall include a report of Inquiries and Transactions;

(i) provide a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and is, at a minimum, 128 bit, and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to maintain the security and integrity of IMPRESSNet(R);

(j) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click" features of IMPRESSNet(R) relating to End-User acknowledgment and acceptance of such disclaimers and notifications;

(k) provide periodic reports of site visitation (hit reports) and other information regarding End-User activity under this Agreement as agreed by PFPC and the Fund from time to time;

(l) monitor the telephone lines involved in providing IMPRESSNet(R) Services and inform the Fund promptly of any malfunctions or service interruptions;

(m) periodically scan its Internet interfaces and IMPRESSNet(R) for viruses and promptly remove any such viruses located thereon;

(n)  provide maintenance and support and help desk services as follows:

     (i) maintenance and support of IMPRESSNet(R), including without limitation maintenance of customized features, which includes providing error corrections, enhancements and upgrades to IMPRESSNet.com(R) which are made generally available to IMPRESSNet(R) customers and providing IMPRESSNet(R) help desk support to Fund employees, applicable Fund representatives, and as set forth below in Section 3(g), to End Users;

     (ii) Maintenance and support shall not include access to or use of any
                                        ---
     substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNet(R) clients, as determined solely by PFPC; unless otherwise agreed upon by the parties in writing;

(o) the Fund recognizes and acknowledges that (i) a logon I.D. and PIN are required by End-Users to access PFPC's IMPRESSNet(R); (ii) End-User's Web Browser and ISP must support Secure Sockets Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the Internet; software must be acquired from a third-party vendor;

(p) forward any messages received by PFPC from End-Users to the Fund, as applicable, at the e-mail address(es) provided by the Fund, from time to time, for such purpose; where possible, promptly respond to such End-User messages with a copy of such response sent to the same Fund e-mail addresses as the original message were sent; and where PFPC determines that such response is not possible, promptly notify the Fund of such determination;

(q) at the Fund's request, PFPC will customize IMPRESSNet(R) to make certain specified customizations to the "look and feel" of the interface to IMPRESSNet(R) used by the End-Users;

(r) provide End-Users with verification of PFPC's receipt of any and all transaction requests made by the applicable End-User; and

(s) notify the Fund of any errors or inaccuracies reported to PFPC or of which PFPC otherwise becomes aware.

3.  Fund Responsibilities.  Subject to the provisions of this Exhibit D and the
    ---------------------
Agreement, the Fund shall at its expense (unless otherwise provided herein):

(a) provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to IMPRESSNet(R);

(b) promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the IMPRESSNet(R) Services;

(c) if the Fund chooses, in its discretion, to develop such materials, work with PFPC to develop Internet marketing materials for End-Users and forward a copy of appropriate marketing materials to PFPC;

(d) revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for IMPRESSNet(R) Services as agreed upon by the Fund and PFPC, including disclaimers and information reasonably requested by PFPC;

(e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all appropriate "point and click" features of the Fund Web Site relating to End-User acknowledgment and acceptance of such disclaimers and notifications as requested by PFPC; and

(f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to IMPRESSNet(R) which contains the various Inquiry and Transaction web pages and otherwise make the Fund Web Site available to End-Users.

(g) the Fund shall handle and respond to inquiries from End User's regarding IMPRESSNet(R). In the event that the Fund is unable to resolve issues or otherwise assist with such inquiries, the Fund will connect the End User directly to the IMPRESSNet(R) help desk.

4.  Standards of Care for Internet Services.  Notwithstanding anything to the
    ---------------------------------------
contrary contained in the Agreement, although PFPC shall comply with the standard of care and other obligations specified in the Agreement and above in providing IMPRESSNet(R) Services, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission by an End-User to PFPC in connection with IMPRESSNet(R) Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. Nothing in the preceding sentence shall be interpreted to relieve PFPC from performing its duties of transfer agent, registrar, dividend disbursing agent and shareholder servicing agent in accordance with the Agreement and applicable law and regulation. PFPC shall include on IMPRESSNet(R) a conspicuous disclaimer stating that the End User acknowledges and agrees that PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via, or by an End User to PFPC in connection with, IMPRESSNet(R) Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. PFPC shall advise End-Users to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via IMPRESSNet(R) Services.

5.   Additional Fees for IMPRESSNet(R) Services.  As consideration for the
     ------------------------------------------
performance by PFPC of IMPRESSNet(R) Services, Pacific Life and/or the Fund will pay the fees, if any, set forth in a separate fee letter as agreed between the parties from time to time.



6.  Proprietary Rights.
    ------------------

(a) Each of the parties acknowledges and agrees that, except as expressly set forth in this Exhibit D, it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the others under this Exhibit D. Any software, interfaces or other programs a party provides to another party hereunder shall be used by such receiving party only during the term of the Agreement and only in accordance with the provisions of this Exhibit D, Exhibit E to this Agreement, and the Agreement. Except as expressly contemplated by this Exhibit D, Exhibit E to the Agreement and/or the Agreement, any interfaces, other software or other programs developed by or on behalf of one party or its licensor shall not be used directly or indirectly by or for the other parties or any of its or their affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the disclosing party's consent, no party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by another party in connection herewith.

(b) The Fund Web Site and IMPRESSNet(R) may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in its web site (i.e., the Fund Web Site or IMPRESSNet(R), as applicable) and in such intellectual property of such party that may reside on the other party's web site, and to all corrections, modifications, additions, improvements and enhancements to, derivative works of, and all intellectual property rights relating to the foregoing. To the extent the intellectual property of one party (the "Owner") is cached by the other to expedite communication so as to enhance the performance of its obligations to the Owner hereunder and/or to better fulfill the purposes of this Agreement, the Owner grants to the other a limited, non-exclusive, non-transferable license to so cache and use such intellectual property solely for the purpose of so expediting the communication and for a period of time no longer than that reasonably necessary for the communication. To the extent that the Owner of intellectual property provides such intellectual property to another party for such party to duplicate such intellectual property within another party's web site to replicate the "look and feel", "trade dress" or other aspect of the appearance or functionality of the first site, to appropriately identify the Owner as necessary or desirable to fulfill the purposes of this Agreement or for another purpose as authorized by the Owner (the "Authorized Purposes"), the Owner grants to the other a limited, non-exclusive, non-transferable license to copy and use such intellectual property solely for an Authorized Purpose and only for the duration of the Agreement. This license is limited to the intellectual property needed for the Authorized Purpose and does not extend to any other intellectual property owned by the Owner. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to another party does not and will not infringe on any U.S. patent, U.S. copyright or other U.S. proprietary right of a third party. Notwithstanding any provision to the contrary, in the event of a breach of the warranty set forth in this paragraph, the parties agree that the breaching party's sole obligations and sole liability in connection with such breach shall be pursuant to the terms of paragraph 9 of this Exhibit D below, which obligations are the exclusive remedy of the other party in connection with such breach and are in lieu of all other remedies in connection with such breach.

7.   Representation and Warranty.
     ----------------------------

(a) Each party represents and warrants that such party shall not knowingly, with the intent to cause harm, insert into any interface, other software, or other program provided by such party to another party hereunder, or accessible on IMPRESSNet(R) or Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to cost of media, shipping, deliveries and installation shall be borne by such party.

(b) PFPC further represents and warrants that (i) the IMPRESSNet(R) Services shall be performed by qualified personnel in a professional and workmanlike manner and in accordance with the terms of the Agreement and this Exhibit D and (ii) IMPRESSNet(R) will operate in material conformance with the then-current version of the IMPRESSNet(R) Product Guide, the terms of the Agreement and the terms of this Exhibit D.

8.   Liability Limitations.
     ---------------------

(a)  The Internet.  Each party acknowledges that the Internet is an unsecured,
     -------------
     unstable, unregulated, unorganized and unreliable network, and that the ability of each other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that, except as otherwise agreed to in the Gain/Loss Agreement, the other parties shall not be liable in any respect for the functions or malfunctions of the Internet or for any failure or delay of the party due to causes beyond its control. Each party agrees that, except as otherwise agreed to in the Gain/Loss Agreement, the other parties shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Internet Services and shall not be liable in any respect for the selection of any such third party, unless such party breached the standard of care specified herein with respect to that selection.

(b)  Further Limit of the Party's Liability.  Notwithstanding anything in this
     --------------------------------------
Agreement or Exhibit D to the contrary, none of the parties nor their affiliates shall be liable for any consequential, special or indirect losses or damages arising out of or in connection with its actions pursuant to this Exhibit D, whether or not the likelihood of such losses or damages was known by the applicable party or affiliate. The parties hereby acknowledge and agree that, notwithstanding the prior sentence, the specific liability for which PFPC has agreed to be responsible pursuant to the Gain/Loss Agreement shall be deemed to be direct damages and shall in no event be construed to be damages otherwise for which PFPC will not have liability pursuant to the preceding sentence.

(c)  PFPC's Explicit Disclaimer of Certain Warranties.  EXCEPT AS SPECIFICALLY
     -------------------------------------------------
     PROVIDED IN THIS EXHIBIT D, IN EXHIBIT E TO THE AGREEMENT, AND OTHERWISE AS PROVIDED IN THE AGREEMENT, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS EXHIBIT D, IN EXHIBIT E TO THE AGREEMENT, AND OTHERWISE AS PROVIDED IN THE AGREEMENT ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, NO PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, WHETHER SUCH WARRANTY BE EXPRESS OR IMPLIED, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.  Indemnification.  Provided the Indemnified Party (see definition below)
    ---------------
gives the Indemnifying Party (see definition below) timely written notice, reasonable assistance at the Indemnifying Party's expense, including assistance from the Indemnified Party's employees, agents, independent contractors and affiliates (collectively, the "Indemnified Party's Agents"), and sole authority to defend or settle the action or proceeding then the Indemnifying Party shall do the following ("Infringement Indemnification"): (a) defend or settle, at its expense, any action or proceeding brought against the party to whom the allegedly infringing information was provided (the "Indemnified Party") by another party (the "Indemnifying Party") or the Indemnified Party's Agents to the extent the action or proceeding is based on a claim that the Indemnifying Party's website or the Indemnified Party's use of the intellectual property of the Indemnifying Party pursuant to the terms of this Agreement infringes a duly issued United States' patent or copyright or violates a third party's proprietary trade secrets or other intellectual property rights ("Infringement"); (b) pay damages, including without limitation any punitive damages, and costs finally awarded against, and any fine or similar amount imposed on, the Indemnified Party or the Indemnified Party's Agents directly attributable to such claim and, to the extent commercially reasonable; (c) modify and/or replace the applicable allegedly infringing web site and/or intellectual property so that it is non-infringing or obtain for the Indemnified Party the right to use the applicable web site and/or intellectual property upon commercially reasonable terms to the applicable parties but at not cost to the Indemnified Party. The Indemnifying Party shall have no Infringement Indemnification obligation to the extent the alleged Infringement is based upon the Indemnified Party's or the Indemnified Party's Agent's use of the applicable web site or intellectual property of the Indemnifying Party with equipment or software not furnished or approved by the Indemnifying Party or to the extent such claim arises from the Indemnifying Party's compliance with the Indemnified Party's designs or instructions, or from the Indemnified Party's modifications of the applicable web site and/or intellectual property. The Infringement Indemnification states each party's entire liability for Infringement and shall be the Indemnified Party's sole and exclusive remedy for the warranty set forth in paragraph 6(b) of this Exhibit D.

10.  Miscellaneous.
     -------------

(a)  Independent Contractor.  The parties to this Agreement are and shall remain
     ----------------------
     independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate any other party in any manner not expressly set forth herein. Unless otherwise expressly agreed in writing any contributions to IMPRESSNet(R) by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to Section 101 of the Copyright Act.

(b)  Conflict with Agreement.  In the event of a conflict between specific terms
     ------------------------
     of this Exhibit D and the Agreement, this Exhibit D shall control as to IMPRESSNet(R) Services and the other subject matter of this Exhibit D.

(c)  IMPRESSNet.com. Notwithstanding anything contained in the Agreement or in
     --------------
     this Exhibit D to the contrary, the parties hereby acknowledge that it is the intention of PFPC to cease to operate and maintain ImpressNet.com, the Internet Web site utilized by Financial Intermediaries to facilitate Inquiries and Transactions, and PFPC is currently engaged in the formation of a separate entity, currently anticipated to be named "AdvisorCentral", the purpose of which is to provide Financial Intermediaries with internet access to mutual fund and related shareholder information with respect to multiple mutual fund complexes. Upon such formation it is understood that the Fund, or an affiliate thereof, shall negotiate in good faith to agree to the terms of an agreement directly with AdvisorCentral for the provision of services relating to Financial Intermediary electronic access to Fund and related Shareholder information and the ability of Financial Intermediaries to facilitate Inquiries and Transactions via the internet (the "AdvisorCentral Services"), which terms at the time of execution will reflect, at a minimum, (i) functionality which is comparable to the functionality included in IMPRESSNet(R) as of the date of this Agreement,
     (ii) performance standards which are comparable to those included in Exhibit B to this Agreement, and (iii) fees for such AdvisorCentral Services which fees, excluding out-of-pocket expenses, are not more than the fees, excluding out-of-pocket expenses, currently paid for the same services/functionality with respect to Financial Intermediary use of IMPRESSNet.com (the "AdvisorCentral Service Agreement"). Upon the execution of the AdvisorCentral Service Agreement and commencement of the services set forth therein, (i) PFPC's ongoing obligations set forth in the Agreement and this Exhibit D with respect to Financial Intermediary access to Fund and Shareholder information through

     IMPRESSNet.com shall no longer apply, except that PFPC agrees to allow AdvisorCentral to establish and maintain an interface with PFPC to permit Financial Intermediary such access and (ii) the fees charged by PFPC for Financial Intermediary use of IMPRESSNet shall automatically terminate.

                                   EXHIBIT E
                                   ---------

                         IMPRESSPlus(R) Software Terms


Article 1 - System, Support and Implementation

1.1 Software and Support.  PFPC shall provide or has previously provided to the
    --------------------
Fund and the Fund shall acquire from PFPC the right to copy and use the computer software programs ("Software") set forth in Schedule 1 of this Exhibit E ("Schedule 1"). Software includes related user manuals and reference guides (collectively, "Documentation"). Three (3) copies of the Documentation shall be provided to the Fund at no additional cost. PFPC shall provide only the machine readable object version of the Software and not source code. Additional terms and conditions concerning the Software are set forth in Schedule 1 of this Exhibit E ("Software Exhibit"). Subject to the terms and conditions set forth in the Agreement and in this Exhibit E, PFPC grants to the Fund and the Fund accepts from PFPC the non-exclusive, non-transferable license to copy and use the Software during the term of the Agreement ("License"). Some software components ("Third Party Software") required to be used with the Software were developed by a third party ("Third Party Vendor"). Schedule 1 shall indicate which Third Party Software the Fund is licensing from PFPC pursuant to this Agreement ("PFPC Provided Third Party Software") and which Third Party Software the Fund is required to obtain directly from Third Party Vendors ("Directly Obtained Third Party Software"). Directly Obtained Third Party Software is licensed to Fund only pursuant to shrink wrapped or other agreements directly between the Third Party Vendor and the Fund. PFPC Provided Third Party Software is licensed to the Fund pursuant to the terms and conditions set forth in this Agreement. As part of the Software, PFPC shall provide the Fund with the interfaces set forth in Schedule 1, between the Software and Third Party Software ("Interfaces"). PFPC shall provide the software support services ("Software Support") so designated in Schedule 3 of this Exhibit E ("Schedule 3"). Software Support shall include a License to error corrections, enhancements and upgrades to the Software which are made generally available to PFPC clients of the Software under Software Support, but shall not include a License to substantial added functionality, new interfaces, new architecture, new platforms or other major software development efforts which are not made generally available to PFPC clients under Software Support, as determined solely by PFPC. In addition, upon the availability of new error corrections, enhancements and upgrades to the Software, PFPC will provide the Fund with a written notice of any additional Directly Obtained Third Party Software and/or other software or equipment which will be required or recommended in order for the Fund to use the new error correction, enhancement and/or upgrade, as applicable.

1.2 Ownership.  PFPC or its licensors shall retain title to and ownership of the
    ---------
Software, and all copies and derivative works of the foregoing; inventions, discoveries, patentable or copyrightable matter, concepts, expertise, and techniques that (i) are created, developed, conceived and/or implemented by anyone and incorporated into the code constituting the Software, any future release of the Software or any other computer program developed by PFPC to be used with the Software or (ii) are created, developed and/or conceived by PFPC or its affiliates or agents; and all patents, copyrights, trade secrets and other related legal rights related to the foregoing ("Proprietary Information"). PFPC reserves all rights in the Proprietary Information not expressly granted to the Fund in the Agreement. Upon PFPC's request, the Fund shall inform PFPC in writing of the quantity and location of any Software.

PFPC agrees that the Fund, Pacific Life and its or their personnel and agents shall be free to use, disclose, and employ its and their general skills, know-how, and expertise, and to use, disclose, and employ any generalized ideas, concepts, know-how, methods, techniques, or skills gained or learned during the course of the Fund's use of the Software and the performance of the services being performed under this Agreement ("Residual Information"), subject to its/their obligations respecting PFPC's Software and/or its other Confidential Information pursuant to Section 8 of the Agreement, Section 1.4 of this Exhibit E and also subject to PFPC's intellectual property rights. Further, the Fund, its employees and agents may use and disclose its and its personnel's and agent's general skills and expertise and Residual Information or any Fund Confidential Information to develop systems, programs and documentation for itself or its customers or to perform services for its customers and/or cause services to be performed for the Fund and/or Pacific Life, including without limitation, developing, itself or through contractors, new computer software code or documentation having similar features and/or functionality to PFPC's Software systems, programs and/or documentation, subject to the Fund's and Pacific Life's obligations respecting PFPC's Confidential Information pursuant to Section 8 of the Agreement, Section 1.4 of this Exhibit E and also subject to PFPC's intellectual property rights.

Notwithstanding anything to the contrary herein, so long as the Fund and/or Pacific Life has conceived, or actively participated in the development and/or creation of a particular invention, method, discovery, concept, technique improvement, enhancement or other patentable or copyrightable matter ("Pacific Supported Enhancement") and has funded the development and/or creation of that Pacific Supported Enhancement, then Pacific Life and the Fund are free to independently develop and/or have others independently develop the Pacific Supported Enhancement, and use such independently developed Pacific Supported Enhancement, subject only to Pacific Life's obligations concerning PFPC Software and/or PFPC's Confidential Information pursuant to Section 8 of the Agreement and Section 1.4 of this Exhibit E. Nothing in this paragraph effects the obligations of the Fund or Pacific Life with respect to PFPC's intellectual property rights in the Software, other than PFPC's intellectual property rights in the Pacific Supported Enhancements.

1.3 Equipment, System Implementation and Access.  The Fund is responsible for
    -------------------------------------------
acquiring, installing and maintaining the data processing and related equipment ("Equipment") set forth in Schedule 2 of this Exhibit E ("Schedule 2"). The Equipment identified in Schedule 2 represents the minimum equipment requirements to run the Software. Except to the extent that PFPC have agreed that equipment other than the Equipment may be used (which equipment will be deemed Equipment after such agreement), PFPC disclaims responsibility for the performance of the Software in the event that Fund utilizes equipment different than that which is identified in Schedule 2. PFPC and Fund shall (a) within a reasonable time after the Effective Date, agree upon the tasks required to implement the Software, Third Party Software and Equipment ("System") and the party responsible and time frames for each task; (b) perform their respective assigned tasks; and (c) if not the party assigned to a task, cooperate with the responsible party. The Fund shall give reasonable and safe access to the System to PFPC, PFPC's employees, affiliates, representatives, agents, contractors, licensors and suppliers ("PFPC's Agents") who are providing services under the Agreement or auditing adherence to the Agreement to the extent that such access is required for PFPC to fulfill its obligations or exercise its audit rights set forth in this Exhibit E. With respect to the foregoing sentence, if PFPC uses a third party to perform any such services, PFPC shall have in place with such third party prior to such access to the System an agreement which contains a confidentiality provision substantially similar to Section 8 of the Agreement. The Fund shall purchase any additional discs, tapes, cables, ribbons, forms or other items required for use in conjunction with the System, and such items must conform to specifications provided by the Equipment manufacturer and PFPC. If the Fund elects to use any additional software or equipment with the System, the Fund shall request PFPC's written approval of such product, which approval shall not be unreasonably withheld or delayed. Absent such approval, Software Support and the related warranties shall not be effective for so long as the Fund uses the unapproved products with the System. Notwithstanding the foregoing, however, despite the absence of such approval, Software Support and related warranties shall still be effective if the applicable errors and deficiencies would still have occurred despite the use of any of the applicable additional software or equipment with the System.

1.4 Use of Software. The Fund, and its affiliates  may use the Software during
    ---------------
the term of the Agreement only on the Equipment to process the Fund's and affiliates' data for internal business purposes (which shall, for purposes of this Agreement, include use by the Fund to provide services to its customers on a service bureau basis). If the Equipment is inoperative due to malfunction, the license grant shall, upon written notice to PFPC, be temporarily extended to authorize the Fund to use the Software on any other equipment approved in writing by PFPC until the Equipment is returned to operable condition. PFPC, in its reasonable discretion, may suspend any Software Support while the Software is being used on such other equipment. Upon the written authorization of PFPC, the Fund may allow a third party consultant of the Fund to use the Software in accordance with the terms of this Exhibit E, provided that the consultant (a) has a need to know, (b) uses the Software solely for the benefit of the Fund, in accordance with the terms of this Exhibit E, and (c) prior to accessing the Software has signed an appropriate confidentiality agreement which agreement contains provisions no less restrictive than the non-use and non-disclosure provisions of this Exhibit E. Notwithstanding the forgoing sentence to the contrary, the Fund may permit a consultant to have access to the Software without any other written authorization of PFPC provided (x) such consultant has in place with the Fund a written agreement that includes a provision protecting the confidentiality of third party software; and (y) such consultant access to the Software is necessary solely for troubleshooting an operational or technical problem, maintaining the technical environment as required in the Agreement, testing and maintaining upgrades and modifications to the Software, performing analysis on the System for possible new requirements or modifications to be requested or suggested, and/or maintaining and/or enhancing other applications on the same Equipment for which compatibility testing is required and performing the compatibility testing, provided, however, in no event will access be permitted to any third party which the Fund knows, after due inquiry at the time of such access, offers a product which competes with the Software. No right is granted for use of the Software by any third party or by the Fund to process for any third party, or for any other purpose whatsoever, except as expressly provided in this paragraph. The Fund shall not modify, disassemble, decompile or reverse engineer the Software or otherwise attempt to derive source code from the Software without PFPC's prior written consent.

1.5 Software Installation and Acceptance. PFPC shall advise the Fund that the
    ------------------------------------
Software is installed and functioning on the Equipment ("Software Installation Date").

1.6 Copies of Software.  The Fund  may not copy the Software except as necessary
    ------------------
for the Fund to exercise its rights hereunder and for backup and archival purposes only, and the Fund shall include on all copies of the Software all copyright and other proprietary notices or legends included on the Software.
The provisions of this Paragraph do not apply to the Fund data files in machine-readable form.

1.7 No-Export.  The Software shall not be shipped or used by the Fund outside
    ---------
the United States. The Fund shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority. The Software shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

1.8 Termination.  Terms and conditions of this Exhibit E which require their
    -----------
performance after the termination of the Agreement, including but not limited to the License and Software use restrictions, limitations of liability, indemnification, and confidentiality obligations, shall survive and be enforceable despite the termination of the Agreement.

Article 2 - License Term and  Fees.

2.1  License Term.  The License granted pursuant to this Exhibit E shall
     ------------
continue for the term of the Agreement unless earlier terminated pursuant to the terms thereof or pursuant to the terms of this Exhibit E.

2.2  Fees.  As compensation for services rendered by PFPC pursuant to this
     ----
Exhibit E, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. PFPC's obligations and the Fund's rights to obtain the performance of additional services are conditional upon the payment of such fees.

2.3  Taxes.  Except for taxes based on PFPC's net income, the Fund is
     -----
responsible for and shall pay or reimburse PFPC for all fees, assessments, duties and taxes (including, but not limited to, sales or use taxes) which may now or later be paid or payable by the Fund or PFPC arising out of or related to this Exhibit E. Upon receipt of the Fund's valid tax exemption certificate, PFPC shall honor the certificate to the extent permitted by law.

Article 3 - Warranties, Representations and Liability

3.1  Software Warranties and Remedies.  PFPC warrants ("Performance Warranty")
     --------------------------------
that for the term of the Agreement, the Software, excluding the Directly Obtained Third Party Software, (i) shall perform on the Equipment substantially in accordance with the Documentation and (ii) shall perform on the Equipment, operating together with the Third Party Software listed in Schedule 1 to this Exhibit E, any other equipment or software approved by PFPC pursuant to Section
1.3 of this Exhibit E, or otherwise required or recommended, according to PFPC, in order for the Fund to use the Software, substantially in accordance with the Documentation. The correction of errors and deficiencies in the Software pursuant to Software Support shall be the Fund's sole and exclusive remedy for the Performance Warranty unless PFPC is unable to provide the Fund with a correction within a commercially reasonable time, in which case the Fund shall have the right to pursue any other remedies available to it to recover damages resulting from the breach of the Performance Warranty. PFPC warrants ("Rights Warranty") it has the right to license the Software in accordance with the Agreement and that the licensed use of the Software will not infringe any duly issued United States' patent or copyright or violate a third party's proprietary trade secrets or other similar intellectual property rights. Provided the Fund gives PFPC timely written notice, reasonable assistance, at PFPC's expense, including assistance from the Fund's employees, agents and affiliates (collectively, the "Fund's Agents"), and sole authority to defend or settle the action or proceeding, then PFPC shall do the following ("Infringement Indemnification"): (a) defend or settle, at its expense, any action or proceeding brought against the Fund or the Fund's Agents to the extent the action or proceeding is based on a claim that the Software or the Fund's or the Fund's Agent's use of the Software infringes a duly issued United States' patent or copyright or violates a third party's proprietary trade secrets or other intellectual property rights ("Infringement"); (b) pay damages, including without limitation any punitive damages, and costs finally awarded against, and any fine or similar amount imposed on, the Fund or the Fund's Agents directly attributable to such claim; and, (c) modify and/or replace the Software so that it is non-infringing or obtain for the Fund the right to use the Software at no cost to the Fund. PFPC shall have no Infringement Indemnification obligation if the alleged Infringement is based upon the Fund's use of the Software with equipment or software not furnished or approved by PFPC or to the extent that such claim arises from PFPC's compliance with the Fund's designs or instructions, or from the Fund's modifications of the Software. The Infringement Indemnification states PFPC's entire liability for Infringement and shall be the Fund's sole and exclusive remedy for the Rights Warranty unless PFPC is unable to fulfill its obligations under subitem (c) of this paragraph within a commercially reasonable time, in which case the Fund shall have the right to pursue any other remedies available to it to recover damages resulting from the breach of its obligations under such subitem (c).

3.2  Third Party Warranties.  All warranties for the Directly Obtained Third
     ----------------------
Party Software, if any, are specifically set forth in the applicable agreements supplied by the Third Party Vendors. Subject to the terms of Schedule 1 and to the extent permitted by PFPC's suppliers, PFPC conveys to the Fund all Third Party Software warranties made by the Third Party Vendors.

3.3  Exclusion of Warranties.  THE WARRANTIES SET FORTH IN PARAGRAPH 3.1 AS TO
     -----------------------
THE SOFTWARE AND IN PARAGRAPH 3.2 AS TO THIRD PARTY SOFTWARE AND ANY OTHER APPLICABLE EXPRESS WARRANTIES SET FORTH IN THE AGREEMENT AND/OR ANY EXHIBIT

TO THE AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THE SUBJECT MATTER ADDRESSED UNDER THIS EXHIBIT C. PFPC SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

3.4  Fund Responsibility. The System is an information system only, designed to
     -------------------
assist the Fund and the Fund's Agents in performing its professional activities and is not intended to replace the professional skill and judgment of the Fund and the Fund's Agents. The Fund shall be solely responsible for acts or omissions of the Fund in entering data into the System, including its accuracy and adequacy.

3.5  Representations, Damage Limitation and Risk Allocation.    Each party
     ------------------------------------------------------
represents that (a) it has all requisite power and authority to carry on its business and perform its obligations as contemplated by the Agreement; and (b) the execution, delivery and performance of the Agreement has been properly authorized. Notwithstanding anything in the Agreement to the contrary, and except for PFPC's obligation with respect to the Rights Warranty, the Infringement Indemnification and any liability for which PFPC has agreed to be responsible pursuant to the terms of the Gain/Loss Agreement, PFPC's entire aggregate liability to the Fund for any loss or damage, direct or indirect, for any cause whatsoever and regardless of the form of action, arising as a result of the Fund's use of the Software, shall be limited to Fund's actual direct damages which are incurred by the Fund ("Damage Limitation") in an amount not to exceed the license and support fees paid to PFPC under the Agreement with respect to the Software. The Fund understands the Damage Limitation and considers it reasonable and appropriate. In allocating risks under the Agreement, the parties agree: (i) the Damage Limitation should specifically apply to any alternative remedy ordered by a court in the event such court determines that a sole and exclusive remedy provided for in the Agreement fails of its essential purpose; and (ii) the fees in Exhibit E reflect the risks attributable to the parties, including, but not limited to, the disclaimer of warranties and the limitations of liability set forth in Article 3 of this Exhibit E and the sole and exclusive remedies in the Agreement.

                            Schedule 1 of Exhibit E
                            -----------------------

                                    SOFTWARE

The License granted pursuant to this Exhibit E shall be for a maximum of concurrent user seats identified for each software product below.

1.  PFPC Software.
    -------------

1.1 PFPC Software includes the following IMPRESSPlus(R) products which are further described in Schedule 1.A of Exhibit E ("Specifications"):

     IMPRESSPlus(R) Workflow/Image Release 7.0 - 15 maximum user seats IMPRESSPlus(R) Customer Relationship Manager Release 2.0 - 15 maximum user seats

1.2  Interfaces.  Except as agreed in writing, PFPC shall not be required to
     ----------
modify the Software or the Interfaces to accommodate changes made by the Fund vendor to its portion of the interface. If the Fund's vendor needs information about the Software, then the vendor must first execute a nondisclosure agreement in form and content reasonably acceptable to PFPC. PFPC shall not be liable for any delay or degradation to the Software or Equipment attributable to the Fund's use of Interfaces provided by the Fund.

1.3  Customization. The listed products are licensed for IMPRESSPlus(R) use and
     -------------
customization only. Use of these tools to develop or customize non-IMPRESSPlus(R) applications is not permitted without the express written authorization of PFPC.

2.  Third Party Software.
    --------------------

2.1  PFPC Provided Third Party Software.  The following Third Party Software is
     ----------------------------------
licensed to the Fund directly by PFPC at no additional cost to the Fund:

2.1.1  BancTec Software.  The following Third Party Software is licensed
       ----------------
directly to the Fund by PFPC subject to the terms of this Agreement and the mandatory BancTec ("BancTec") terms and conditions set forth in Attachment 1 to Schedule1, attached and incorporated by reference. To the extent that Attachment 1 to Schedule 1, conflicts with or differs from the other terms and conditions in the Agreement, Attachment 1 to Schedule1 shall prevail with respect to the following BancTec Software ("BancTec Software")

     Informix               Multi-User with 15 maximum user seats
     XDP Storage Manager    Multi-User with 15 maximum user seats
     FloWare                Multi-User with 15 maximum user seats
     Application Designer   Single-User with 15 maximum user seats
        (Run Time Version)

Each Banctec Software program listed above and identified as "Multi-User" ("Multi-User Program") is licensed for installation on a single network server computer which is supplied by a third party, and which is electronically linked with one or more workstations having access to the Banctec Software program. If the above designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communication with that network server computer.

2.1.2  Pegasystems Software. The following Third Party Software is licensed
       --------------------
directly to the Fund by PFPC subject to the mandatory Pegasystems ("Pegasystems") terms and conditions set forth in Attachment 2 to Schedule 1 attached hereto and incorporated by reference. To the extent that the terms of Attachment 2 to Schedule 1 conflict with or differ from the other terms and conditions in the Agreement, the terms of Attachment 2 of Schedule 1 shall prevail with respect to the following Pegasystems Software ("Pegasystems Software"):


Product Name       Version        Function - [maximum user seats]
------------       -------        --------------------------------
PegaSHARES         RES 6.2        Workflow Engine - 15
PegaENVIRONMENT    C98.1 Build23  Operating Shell - 15
PegaPRISM          Prism 5.1.7    Image Viewer - 15
PegaREACH          Rea 6.5.2      Desktop Graphical Interface - 15

2.2  Directly Obtained Third Party Software.  The following Third Party Software
     --------------------------------------
are separately licensed by the Third Party Vendor directly to the Fund subject to the respective terms and conditions of "shrink-wrapped" or other agreements between the Third Party Vendor and the Fund. The Third Party Software in the Required Column must be obtained by the Fund. The Third Party Software in the Optional column is helpful but not required unless the indicated features are being used. The Fund accepts the provisions of such agreements, including the warranty provisions, if any, and agrees to comply with the terms set forth in such agreements:

     Required:
     - Microsoft Windows 95 or NT 4.0 with SP5 or SP6a
     - Microsoft Office 97 SP2
     - Microsoft TCP/IP Stack
     - Microsoft IE 5.01 Internet Browser

                    ATTACHMENT 1 TO SCHEDULE 1 OF EXHIBIT E
                              TERMS AND CONDITIONS
                                    BANCTEC

     1. Each BancTec Software Package listed in Section 2.1.1 of Schedule 1 ("Program") which is identified as "Multi-User Program" is licensed for installation on a single network server computer which is supplied by BancTec, PFPC, or a third party, and which is electronically linked with one or more workstations having access to the Program. If Schedule 1 designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communicate with that network server computer.

     2. Each Program listed in Schedule 1 identified as "Single-User Software" is licensed for installation and use on a single computer.

     3. Each Program listed in Schedule 1 identified as an "Unlimited-User Program" is licensed for use by the Fund after ordering a copy of the Program. Once ordered, the Fund may make unlimited copies of such Programs at no additional charge.

     4. Each Program listed in Schedule 1 identified as a "Device Program" is licensed for use solely to facilitate the operation of the corresponding equipment device.

     5. Each Program listed in Schedule 1 identified as a "Development-User Program" is licensed for installation and use on a single computer for development and testing purposes. The license for Development-User Programs also includes a license for production use on a single computer.

     6. Each Program listed in Schedule 1 identified as a "Production-User Program" consists of necessary runtime modules and associated link libraries for inclusion with custom software applications. Production-User Programs are not licensed for use in the development of custom software applications and may be either Multi-User or Single-User Programs.

     7. Only a nontransferable, nonexclusive, perpetual license to use the Programs and related BancTec documentation for its own internal use (including, without limitation, providing processing services to third parties in a service bureau or facilities management environment) is granted to the Fund.

     8. BancTec or its vendors retain all title to the Programs, and all copies thereof, and no title to the Programs, or any intellectual property in the Programs, is being transferred; provided, however, nothing contained herein shall give BancTec or its vendors any right, title or interest in the Software.

     9. The Programs shall not be copied, except as specifically authorized under an Exhibit to this Agreement and except for backup or archival purposes. All such copies shall contain all copyright and other proprietary notices or legends of BancTec or its vendors contained in the Programs delivered under this Agreement.

     10. The Programs shall not be modified, reverse assembled or decompiled by the Fund. No attempt shall be made by the Fund to derive source code from the Programs.

     11. The Programs will not be shipped or used by PFPC or the Fund to Africa or the Middle East. All applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority shall be complied with. The Programs shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

     12. Each Program is copyrighted and contains proprietary and confidential trade secret information of BancTec and its vendors. Each sublicensee of the Programs shall protect the confidentiality of the Programs with at least the same standard of care used to protect the Fund's own similar confidential information.

     13. BancTec and its vendors are each a direct and intended beneficiary of the sublicenses granted for the Programs and may enforce such sublicenses directly against sublicenses of the Programs.

     14. Neither BancTec nor its vendors shall be liable to the Fund for any general, special, direct, indirect, consequential, incidental, or other damages arising out of the sublicense of the Programs.

     15. The license granted to the Fund for the Programs may be terminated, either immediately or after a notice period not exceeding thirty (30) days, upon violation by the Fund of any of the terms or conditions of Exhibit E to the Agreement which set forth the non-use and/or non-disclosure obligations of the Fund, as such provisions relate to the use of the Program, including but not limited to the terms included in this Attachment 1 to Schedule 1.

     16. Upon termination of the license grant to the Fund to use the Program or the Agreement, the Fund shall return all copies of the Programs to PFPC.

                    ATTACHMENT 2 TO SCHEDULE 1 OF EXHIBIT E
                              TERMS AND CONDITIONS
                               PEGASYSTEMS, INC.

In addition to the terms of the Agreement, the following terms shall apply with respect to the Pegasystems Software:

     1. The Fund is prohibited from assigning, timesharing, renting, or hypothecating any of the Pegasystems Software, without prior written approval of Pegasystems.

     2. The Fund is prohibited from passing or transferring any right, title, or interest to the Pegasystems Software to any third party.

     3. The Fund is prohibit from publicizing or disseminating any results of any benchmark or other testing of the Pegasystems Software.

     4. To the fullest extent permitted by applicable law, (i) Pegasystems shall have no liability to the Fund for damages and claims, whether direct, indirect, incidental, consequential, or punitive, and all attorneys' fees and costs, arising from the Fund's use of the Pegasystems Software, and (ii) the Fund shall have no rights to assert claims for damages against Pegasystems, including claims against Pegasystems as a third party beneficiary of this agreement.

     5. Pegasystems, Inc. is a third party beneficiary of this Agreement to the extent permitted by applicable law.

                           SCHEDULE 1.A of Exhibit E

                           IMPRESSPlus SPECIFICATIONS

     OVERVIEW OF IMPRESS Plus FUNCTIONALITY

          -  Workflow Management

          -  Image Processing

          -  Customer Relationship Manager (CRM)


          This item is the property of PFPC of Wilmington, DE, and contains confidential and trade secret information. This item may not be transferred from the custody or control of PFPC except as authorized by, and then only by way of loan for limited purposes. It must be returned to PFPC upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of PFPC.

                              Copyright  PFPC Inc.
                 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001
                              ALL RIGHTS RESERVED

          This media contains unpublished, confidential, and proprietary information of PFPC. No disclosure or use of any portion of these materials may be made without the express written consent of PFPC.

OVERVIEW OF IMPRESS FUNCTIONALITY

                  Workflow Management Functionality Overview

Workflow       Dynamic Workflow Design and Monitoring
Management

               IMPRESS Plus provides a set of client/server based tools that allow designers and authorized system users to build workflow rules to be implemented on the work floor. These rules can be built and implemented, then changed as required by trained administrators.

               Generic Workflow Available for All Transactions

               IMPRESS Plus offers a generic workflow that can be used for any transaction type that is designated in an operation. Liquidations, correspondence, new accounts, etc. are just some examples of transactions that can be processed through this generic workflow. Should the workflow need to be customized or altered, it can be.

               Work Flow Monitoring

               IMPRESS Plus provides the following work flow monitoring activities in a real time mode:

               . Allow users with the proper security access to monitor the status of workflow activities or entire work flow maps

               . Monitor work-in-process items via a graphical display which produces bar graphs in a variety of presentation formats

               . Monitor multiple statistics simultaneously on a graphical display.

               Prioritization of Work

               IMPRESS Plus allows the setting of a default priority of items during workflow design, and, in addition, dynamically during work in process. During work in process, an item's priority is based on its transaction type, its default or subsequently manually altered priority setting, as well as its age in the activity queue.

               Manual Routing of Items

               IMPRESS Plus allows items to be manually routed to workflow map destinations, or, in some cases, to specific end users by those users with authorization to do so.

               Automatic Routing of Work

               IMPRESS Plus routes work items to the next destination on a pre-defined set of workflow rules. These rules can be overridden by the user when necessary.

               Item Copy Routing

               IMPRESS Plus allows users to make "copies" of items within the workflow and route them to other workflow activities. This is commonly used when an individual processing the work determines that an item must be forwarded to another processing department or review the steps because it is actually two or more transactions.

               Enhanced Quality Control

               IMPRESS Plus allows for random or pre-determined QC, statistical QC, or other more intelligent or selective QC means.

               Enhanced Quality Assurance

               IMPRESS Plus allows for random or pre-determined QA, statistical QA, or other more intelligent or selective QA means.

                                                    Image Functionality Overview


Image          Document Scan, Store, Route, and Retrieve
Processing
               IMPRESS Plus captures, through scanning, electronic images of documents, stores these electronic images on magnetic disk, and subsequently allows for retrieval of the electronic images.
               IMPRESS Plus allows images to be accessed for image quality review and provides for the rescanning of images determined to be of unacceptable quality. Following the completion of scanning and any image quality review, items are automatically routed to subsequent activities, based on a predefined set of workflow rules.

               Electronic Document Image Presentation and Manipulation

               IMPRESS Plus allows images to be viewed on image-enabled workstations. Multi-page documents can be scrolled through, and selected portions of an image can be magnified.


Image          Cross-Reference to Physical Document Location
Tracking
and Retrieval  IMPRESS Plus is designed so that the image database stores the location of the physical document for each document image. This location - known as a storage box - is entered into the system while scanning documents.

               Indexing of Images

               IMPRESS Plus automatically assigns a unique indexing number to each document that is created through scanning. The unique indexing number consists of a system-generated number that can subsequently be used to cross-reference an item to a mainframe transfer agent system. In addition, IMPRESS Plus allows for the alternate indexing of documents by other user-entered fields such as fund/account.

               Source Key Generation and Display

               Each transaction type processed within IMPRESS Plus receives a unique identifier that can be used to link an item to the PFPC transfer agent system. This key may also be used for document retrieval.

               Scanning, Indexing, and Storage of Documents Processed Prior to Image Workflow

               Through the IMPRESS Plus merge facility, users can scan documents processed prior to the installation of IMPRESS Plus. The merge facility allows you to associate documents with existing, already scanned and indexed documents, making them available for future inquiry using IMPRESS Plus.

               Image Archival and Subsequent Retrieval from Optical Storage

               IMPRESS Plus provides storage and backup functions for data objects, is designed to handle media management, and communicates with the database management system. IMPRESS Plus supports archival of items to magnetic or selected WORM (Write Once Read
               Many) optical media. Archival from magnetic to optical media criteria are set during installation time.

               Printing of Images

               IMPRESS Plus allows you to print copies of document images at LAN-based printers equipped with the appropriate print server components.

               Real-Time Administration Tools

               IMPRESS Plus offers an administration function that allows authorized users to add and maintain user profiles, funds, transaction types, locations, and other client site-specific data. This tool also allows authorized users to change courier status, determine the status of work that may have been affected by an environmental mishap, and perform other administrative tasks.

               Document/Activity History and Automatic Update

               IMPRESS Plus automatically records and stores document/activity history statistics on audit trail logs during workflow activities, and produces standard reports for such items as:

               .  Workflow activity type
               .  Date/time/user of each activity
               .  Beginning/ending date/time of each activity
               .  Last update user/date/time

Administrative IMPRESS Plus allows much of this activity history to be viewed
Functions      on-line in various portions of the application.

               Productivity Reporting and Quality/Timeliness Reporting

               IMPRESS Plus logs document/activity history statistics to produce standard productivity reports that can be run at the client's request.

               Adhoc Reporting

               IMPRESS Plus provides a suite of standard reports that can be customized. A client can also create their own additional reports.

               Quality Control Processing

               IMPRESS Plus currently allows for processing activities to be reviewed for quality by routing them to a Quality Control queue. Authorized users can then QC work items. Future IMPRESS Plus releases will include various rule-based options for selective quality control. IMPRESS Plus prevents users from quality control checking their own work.

               Access Security

               IMPRESS Plus image processing provides security access in the form of user logons and user profiles. Users must have a user ID to access the system and are further constrained by their user profile. The client assigns user IDs for staff to access the system and specifies the parameters of each user profile. These profiles limit users to performing only those specific activities for which they have been given permission.(e.g. processing, scan, etc.). It is recommended that the logon IDs match the user's logon ID from the PFPC transfer agent system.

Value-Added     On-line Help for Users
Functionality

               IMPRESS Plus offers a comprehensive on-line help system that follows Microsoft Windows help system conventions. It is designed to serve both new users learning how to use the system and more experienced users who may occasionally need assistance or additional information.

               System Administration Procedures

               IMPRESS Plus System Administration is made easier for designated IMPRESS Plus technical support staff due to the IMPRESS Plus Systems Administration and Procedures manual and related documentation.

                                             Customer Relationship Manager (CRM)

IMPRESSPlus
Customer
Relationship
Manager (CRM)  The ImpressPlus CRM module is an integrated desktop technology which offers a flexible platform controlled by business experts operating in a multi-tier architectural environment. Through the use of this technology, users will be able to reduce set-up time per call, navigate through all screens with ease and manage more clients. CRM provides users with a Windows-based, front-end customer relationship management call center and correspondence application.

               Using CRM, you will have the ability to customize call flows, add scripting and integrate client applications. In addition, IMPRESSPlus, our proprietary workflow technology is designed to seamlessly merge information from the PFPC System, automating essential customer management functions and placing complete fund account information, transaction history and previous contact records at your fingertips. CRM is a strong call tracking application. CRM is PFPC's approach to increasing customer knowledge, building profitable relationships, optimizing value and delivering exceptional client service.

               Customer Relationship Management at Your Fingertips

               . General Inquiry allows you to view your existing accounts. It integrates call center and shareholder accounting functions into an easy-to-use computer application that improves telephone-based communications. CRM improves quality of service calls, enhances call tracking and reporting, provides service through customized workflow and scripting, improves operational efficiencies, reduces training of new representatives and expands operational workflow effectiveness.

               . Transactions permits the user to process specific requests such as telephone subscriptions, telephone redemptions, telephone exchanges and to order purchase placements. Users have the ability to perform financial and maintenance transactions via the enter, verification or confirmation process.

               . Account Maintenance provides you with shareholder account information. This feature allows the user to perform a variety of transactions such as update dividend/capital gains, add/delete systematic withdrawal plans (SWP's) or pre-authorized contribution plans (PAC's) and establish/modify addresses on an account. In the near future, the ability to add stop codes and update withholding codes will be available.

               . Servicing Telephone Calls allows the representative to navigate throughout CRM. With this feature, users can perform account searches, log telephone calls and correspondence items and request research. This feature also supports call center environments which serve multiple management companies. Representatives can also make outgoing calls, view contacts, manage reports and generate MSWord outgoing correspondence.

               . Automatic Call Tracking logs activities as the representative executes them. This information can be used for targeting future workflow, process improvements and sales.

                                   SCHEDULE 2

                                   EQUIPMENT


Workstation

Intel Pentium III or greater PC
128MB or greater RAM (min. req'd for IMPRESS Plus; does not include the 3rd party applications you may need to run)
100 MB or greater free disk space
Color video sub system that supports a resolution of 1600x1200 or greater (16 bit color at 80HZ or greater)
Ethernet or other networking topology


Printers

Any HP compatible network printer
Minimum of 6MB of RAM
HPPCL5 or greater supported printer
CRM Central Server must be able to print to the printer via the network, Microsoft networking.

Networking Requirements

Shared network topology
   Switched or routed interconnections

Switched network topology
   Minimum of 10MBS per client
   Fast Ethernet, ATM or Gigabyte Ethernet uplinks


512KB or greater link to the PFPC Data Center for TCP/IP traffic.

                                   SCHEDULE 3


                         MAINTENANCE AND SUPPORT TERMS

These terms are based on an IMPRESSPlus(R) User network environment as described in Schedules 1 and 2 of Exhibit E to the Agreement.

1.  Software Support.  PFPC shall provide the following Software support
    ----------------
services ("Software Support"):

1.1. PFPC shall provide the Fund with full System Administration Guide(s) for Software.

1.2. PFPC will have a Response Center (help desk) to provide 24 hours a day, 7 days a week to designated client contacts.

1.3. PFPC shall use commercially reasonable efforts to resolve all Software failures through: remote support to the Fund's information systems staff (the "Fund's Staff"), coordination of Third Party Vendor support (on-site or remotely), coordination of other subcontractors' actions, or direct on-site support by PFPC personnel.

1.4. PFPC shall investigate errors in the Software reported by the Fund which prevent substantial compliance with the then current Documentation and correct each such error as soon as reasonably practicable after the error is reported, and in any event within the timeframes set forth in Exhibit E, including but not limited to providing temporary fixes, patches and corrective releases to PFPC's clients generally. Notwithstanding the foregoing, to the extent reported errors result from or arise solely out of: (i) malfunctions of equipment other than the Equipment, (ii) improper use or misuse of the system by the Fund, (iii) modifications or changes made to the system without PFPC's prior written approval, (iv) causes beyond the reasonable control of each party, or (v) user developed features such as those users may develop with form generators, ad hoc report writers and user customized screens, PFPC shall have no responsibility for investigating the error or making the correction, except as the parties may otherwise agree to in writing. The Fund shall pay PFPC's then current time and materials charges plus travel and out-of-pocket expenses incurred in investigating and attempting to correct any errors for which the parties determine PFPC is not responsible.

1.5. PFPC shall from time to time provide bug fixes, error corrections, maintenance, enhancements, upgrades and updates to the Software which are generally made available by PFPC to its customers as part of Software Support ("Updates"). The Updates will be provided at no additional charge to the Fund, if the updates are supplied to the Fund using PFPC's standard update facility. PFPC installation assistance for the new Updates may be required and, is billable to the Fund as an Additional Service. All Updates and other corrections provided to the Fund hereunder will be deemed to be Software once provided to the Fund. During the term of the Agreement, PFPC will use reasonable efforts to provide the Fund with not less than thirty (30) days prior written notice of PFPC's intent to issue a new update of Software. The Fund shall implement an Update within ninety (90) days of receipt. Any support by PFPC of any prior release of the Software after such ninety (90) day period shall be at PFPC's sole discretion and as an Additional Service.

1.6. Any Software Support in connection with any modification to the Software provided by PFPC to the Fund which contains any substantial added functionality (including any significant new interface features) which is not an Update and is designated by PFPC as outside of the scope of the Software for which Software Support is provided herein, as determined solely by PFPC or any new architecture or any significant modification of the Software which contains any substantial added or different functionality and is not an update, whether or not such new functionality is coupled with any change in software architecture or hardware platform ("New Products"), shall be provided for an additional fee at PFPC's then current rates. New Products shall be provided and licensed to the Fund as an Additional Service.

1.7. PFPC may decline to support the Software if the Software or Equipment was added to or changed without PFPC's prior approval.

2.  The Fund Maintenance and Support Responsibilities.  The Fund's facility will
    -------------------------------------------------
have all of the required security, space, electrical power source, communications lines, heating, ventilation and cooling, and other physical requirements reasonably necessary for the installation and proper operation of the Equipment. The Fund's users will first direct all questions and problems to the Fund's Staff for proper call tracking and problem resolution. The Fund's Staff will coordinate all facility issues at the site and will serve as primary contact for PFPC when planning installs, upgrades and other equipment changes. The Fund's Staff shall:

2.1. Identify designated client contacts, one for Operations and one technical systems administrator, to function as single points of contact for discussion, review and resolution of problems with PFPC.

2.2.  Perform initial problem determination and symptom documentation.

2.3. Be responsible for all system hardware and network hardware components (other than components for the network connection between PFPC and either Pacific Life and/or the Fund, including without limitation any routers used for such purpose) and shrink-wrap software (other than PFPC Provided Third Party Software) which are located at the Fund's site from a maintenance, support and problem resolution standpoint.

2.4. Provide data back-up and recovery, perform reasonable maintenance in accordance with general industry practice, and perform server administration tasks as described in the Systems Administration Guide(s) and Third Party Software documentation which guides and/or documentation have been provided to the Fund.

2.5. Maintain all network and trouble-log documentation reasonably required by PFPC or by third-party vendors with respect to errors that the Fund experiences, as necessary for PFPC to perform its obligations hereunder. PFPC shall be allowed to review such documentation if necessary to resolve support issues.

2.6. Be available during normal business hours and reachable for support 24 hours a day, 7 days a week, as required. The Fund shall maintain the appropriate staff level to adequately perform the maintenance support functions specified. This staff should have experience in network administration, troubleshooting, Microsoft Windows, workstation memory management, and UNIX and NT systems administration.

2.7. Consult with PFPC before performing any work that it believes may affect the operation of the Software or performance of the System, including installation, upgrading, or unplanned maintenance affecting Equipment.

3.  Support of Customized Code.  (Code changed by the Fund or PFPC on a
    --------------------------
customized basis at the request of the Fund)

3.1 Software Revisions. At times, PFPC will provide software updates to components (third party or PFPC software) to either enhance the product or address quality deficiencies. PFPC is responsible for notifying the Fund of these updates, and what changes have been made. The Fund is responsible for installing the updates and modifying any code which they have customized to accommodate these enhancements. Assistance can be provided by PFPC at stated billable rates.

3.2 Support of Modified Code. PFPC will provide application, technical and workflow support for modified code only on a time and materials basis. PFPC may request the replacement of the modified code with the original code in order to assist in the determination of the problem source.

3.3 Mainframe Resource Utilization. If customized code requires greater PFPC mainframe CICS, DASD, or CPU resources than the base PFPC delivered IMPRESSPlus(R) solution, PFPC reserves the right to charge the Fund for this usage; provided however that PFPC will provide the Fund with as much advance notice as is reasonably practicable under the circumstances prior to charging the Fund for any such usage, and provided further that prior to so charging the Fund PFPC and the Fund shall work together in good faith to attempt to find a further customization or other method which is mutually agreed upon by the parties which will minimize any increase in the required resources. If there is concern that excessive resource utilization could impair the mainframe system, PFPC reserves the right to disallow this modified code from executing on the mainframe. If such disallowed code was modified code developed by PFPC, then PFPC will refund the Fund an appropriate amount which would represent the portion of the fees paid by the Fund which were paid for the services provided in connection with the development of the modified code, including without limitation the design and/or construction of the modification(s). The Fund is advised to consult with PFPC in order to determine if planned customization may negatively impact mainframe resources.

                                                                              70